                                                                   EXHIBIT 4-D-7

================================================================================





                             OTTER TAIL CORPORATION





               $90,000,000 6.63% Senior Notes due December 1, 2011




                                ----------------


                             NOTE PURCHASE AGREEMENT

                                ----------------


                          Dated as of December 1, 2001

================================================================================



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                                TABLE OF CONTENTS



SECTION                                                HEADING                                                PAGE

SECTION 1.                 AUTHORIZATION OF NOTES.................................................................1


SECTION 2.                 SALE AND PURCHASE OF NOTES.............................................................1


SECTION 3.                 CLOSING................................................................................2


SECTION 4.                 CONDITIONS TO CLOSING..................................................................2

       Section 4.1.        Representations and Warranties.........................................................2
       Section 4.2.        Performance; No Default................................................................2
       Section 4.3.        Compliance Certificates................................................................2
       Section 4.4.        Opinions of Counsel....................................................................3
       Section 4.5.        Purchase Permitted by Applicable Law, etc..............................................3
       Section 4.6.        Sale of Other Notes....................................................................3
       Section 4.7.        Payment of Special Counsel Fees........................................................3
       Section 4.8.        Private Placement Number...............................................................3
       Section 4.9.        Changes in Corporate Structure.........................................................3
       Section 4.10.       Guaranty Agreement.....................................................................4
       Section 4.11.       Funding Instruction Letter.............................................................4
       Section 4.12.       Proceedings and Documents..............................................................4

SECTION 5.                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................................4

       Section 5.1.        Organization; Power and Authority......................................................4
       Section 5.2.        Authorization, etc.....................................................................4
       Section 5.3.        Disclosure.............................................................................4
       Section 5.4.        Organization and Ownership of Shares of Subsidiaries...................................5
       Section 5.5.        Financial Statements...................................................................6
       Section 5.6.        Compliance with Laws, Other Instruments, etc...........................................6
       Section 5.7.        Governmental Authorizations, etc.......................................................6
       Section 5.8.        Litigation; Observance of Statutes and Orders..........................................6
       Section 5.9.        Taxes..................................................................................7
       Section 5.10.       Title to Property; Leases..............................................................7
       Section 5.11.       Licenses, Permits, etc.................................................................7
       Section 5.12.       Compliance with ERISA..................................................................7
       Section 5.13.       Private Offering by the Company........................................................8
       Section 5.14.       Use of Proceeds; Margin Regulations....................................................8
       Section 5.15.       Existing Indebtedness..................................................................8
       Section 5.16.       Foreign Assets Control Regulations, etc................................................9
       Section 5.17.       Status under Certain Statutes..........................................................9
       Section 5.18.       Environmental Matters..................................................................9






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

SECTION 6.                 REPRESENTATIONS OF THE PURCHASER......................................................10

       Section 6.1.        Purchase for Investment...............................................................10
       Section 6.2.        Source of Funds.......................................................................10

SECTION 7.                 INFORMATION AS TO COMPANY.............................................................11

       Section 7.1.        Financial and Business Information....................................................11
       Section 7.2.        Officer's Certificate.................................................................13
       Section 7.3.        Inspection............................................................................14

SECTION 8.                 PREPAYMENT OF THE NOTES...............................................................14

       Section 8.1.        Required Prepayments..................................................................14
       Section 8.2.        Optional Prepayments with Make-Whole Amount...........................................14
       Section 8.3.        Investment Grade Put Event............................................................15
       Section 8.4.        Allocation of Partial Prepayments.....................................................16
       Section 8.5.        Maturity; Surrender, etc..............................................................16
       Section 8.6.        Purchase of Notes.....................................................................16
       Section 8.7.        Make-Whole Amount.....................................................................17

SECTION 9.                 AFFIRMATIVE COVENANTS.................................................................18

       Section 9.1.        Compliance with Law...................................................................18
       Section 9.2.        Insurance.............................................................................18
       Section 9.3.        Maintenance of Properties.............................................................18
       Section 9.4.        Payment of Taxes......................................................................19
       Section 9.5.        Corporate Existence, etc..............................................................19
       Section 9.6.        Note Exchange Upon Issuance of First Mortgage Bonds...................................19
       Section 9.7.        Private Rating........................................................................20
       Section 9.8.        Guaranty by Subsidiaries..............................................................20
       Section 9.10.       Additional Lenders under Intercreditor Agreement......................................21
       Section 9.11.       New Noteholders under Intercreditor Agreement.........................................22
       Section 9.12.       Release of Guaranty Agreement.........................................................22

SECTION 10.                NEGATIVE COVENANTS....................................................................22

       Section 10.1.       Limitation on Funded Debt.............................................................22
       Section 10.2.       Interest Charges Coverage Ratio.......................................................22
       Section 10.3.       Limitation on Liens...................................................................22
       Section 10.4.       Merger, Consolidation, Etc............................................................24
       Section 10.5.       Sale of Assets, Etc...................................................................25
       Section 10.6.       Transactions with Affiliates..........................................................26
       Section 10.7.       Benefit of More Restrictive Covenants or More Favorable Terms.........................26

SECTION 11.                EVENTS OF DEFAULT.....................................................................27

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                                      -ii-


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



SECTION 12.                REMEDIES ON DEFAULT, ETC..............................................................29

       Section 12.1.       Acceleration..........................................................................29
       Section 12.2.       Other Remedies........................................................................29
       Section 12.3.       Rescission............................................................................30
       Section 12.4.       No Waivers or Election of Remedies, Expenses, etc.....................................30

SECTION 13.                REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.........................................30

       Section 13.1.       Registration of Notes.................................................................30
       Section 13.2.       Transfer and Exchange of Notes........................................................30
       Section 13.3.       Replacement of Notes..................................................................31

SECTION 14.                PAYMENTS ON NOTES.....................................................................31

       Section 14.1.       Place of Payment......................................................................31
       Section 14.2.       Home Office Payment...................................................................31

SECTION 15.                EXPENSES, ETC.........................................................................32

       Section 15.1.       Transaction Expenses..................................................................32
       Section 15.2.       Survival..............................................................................32

SECTION 16.                SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT..........................33


SECTION 17.                AMENDMENT AND WAIVER..................................................................33

       Section 17.1.       Requirements..........................................................................33
       Section 17.2.       Solicitation of Holders of Notes......................................................33
       Section 17.3.       Binding Effect, etc...................................................................34
       Section 17.4.       Notes Held by Company, etc............................................................34

SECTION 18.                NOTICES...............................................................................34


SECTION 19.                REPRODUCTION OF DOCUMENTS.............................................................35


SECTION 20.                CONFIDENTIAL INFORMATION..............................................................35


SECTION 21.                SUBSTITUTION OF PURCHASER.............................................................36


SECTION 22.                MISCELLANEOUS.........................................................................36

       Section 22.1.       Successors and Assigns................................................................36
       Section 22.2.       Payments Due on Non-Business Days.....................................................36
       Section 22.3.       Severability..........................................................................36
       Section 22.4.       Construction..........................................................................37
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                                     -iii-



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


       Section 22.5.       Counterparts..........................................................................37
       Section 22.6.       Submission to Jurisdiction............................................................37
       Section 22.7.       Governing Law.........................................................................37


SCHEDULE A                --     INFORMATION RELATING TO PURCHASERS

SCHEDULE B                --     DEFINED TERMS

SCHEDULE 4.9              --     Changes in Corporate Structure

SCHEDULE 5.3              --     Disclosure Materials

SCHEDULE 5.4              --     Subsidiaries of the Company and Ownership of Subsidiary Stock

SCHEDULE 5.5              --     Financial Statements

SCHEDULE 5.8              --     Certain Litigation

SCHEDULE 5.11             --     Patents, etc.

SCHEDULE 5.14             --     Use of Proceeds

SCHEDULE 5.15             --     Existing Indebtedness

EXHIBIT 1                 --     Form of 6.63% Senior Note,  due December 1, 2011

EXHIBIT 2                 --     Form of Guaranty Agreement

EXHIBIT 3                 --     Form of Intercreditor Agreement

EXHIBIT 4.4(a)            --     Form of Opinion of Counsel for the Company

EXHIBIT 4.4(b)            --     Form of Opinion of General Counsel of the Company

EXHIBIT 4.4(c)            --     Form of Opinion of Special Counsel for the Purchasers


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                                      -iv-


                             OTTER TAIL CORPORATION
                              3203 32ND AVENUE S.W.
                         FARGO, NORTH DAKOTA 58106-9156


              $90,000,000 6.63% Senior Notes, due December 1, 2011

                                                                    Dated as of
                                                               December 1, 2001

TO THE PURCHASERS LISTED IN
         THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

         OTTER TAIL CORPORATION, a Minnesota corporation (the "Company"), agrees with the Purchasers named on Schedule A (the "Purchasers") as follows:

SECTION 1.    AUTHORIZATION OF NOTES.

         The Company will authorize the issue and sale of $90,000,000 aggregate principal amount of its 6.63% Senior Notes due December 1, 2011 (the "Notes") such term to include any such notes issued in substitution therefor pursuant to
Section 13 of this Agreement). The Notes shall be substantially in the form set out in Exhibit 1 with such changes therefrom, if any, as may be approved by the Purchasers and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

         The payment by the Company of all amounts due with respect to the Notes and the performance by the Company of its obligations under this Agreement described in Section 2 below will be unconditionally guaranteed by all Subsidiaries designated on Schedule 5.4 as Guarantors (the "Subsidiary Guarantors") under the Guaranty Agreement dated as of December 1, 2001 (the "Guaranty Agreement") from such Subsidiary Guarantors, which Guaranty Agreement shall be in the form attached hereto as Exhibit 2.

SECTION 2.    SALE AND PURCHASE OF NOTES.

         Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite such Purchaser's name in Schedule A at the purchase price of 100% of the principal amount thereof. The obligation of each Purchaser hereunder is several and not joint, and no Purchaser shall have any liability to any Person for the performance or nonperformance by any other Purchaser.

Otter Tail Corporation                                 Note Purchase Agreement

SECTION 3.    CLOSING.

         The sale and purchase of the Notes to be purchased by the Purchasers shall occur at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 A.M. Chicago time, at a closing (the "Closing") on December 27, 2001 or on such other Business Day thereafter on or prior to December 28, 2001 as may be agreed upon by the Company and the Purchasers. At the Closing the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser's name (or in the name of such Purchaser's nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 163095559403 at U.S. Bank N.A., Fargo, North Dakota, ABA No. 091300023. If at the Closing the Company shall fail to tender such Notes to a Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to a Purchaser's satisfaction, such Purchaser shall, at such Purchaser's election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

SECTION 4.    CONDITIONS TO CLOSING.

         Each Purchaser's obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser's satisfaction, prior to or at the Closing, of the following conditions:

         Section 4.1. Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

         Section 4.2. Performance; No Default. (a) The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 hereof had such Sections applied since such date.

            (b) The Subsidiary Guarantors shall have performed all of their obligations under the Guaranty Agreement which are to be performed on or prior to the Closing.

         Section 4.3.    Compliance Certificates.

            (a) Officer's Certificate. The Company shall have delivered to such Purchaser an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

Otter Tail Corporation                                 Note Purchase Agreement





            (b) Secretary's Certificate. The Company shall have delivered to such Purchaser a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of (i) the Notes and the Agreements by the Company and (ii) the Guaranty Agreement by the Subsidiary Guarantors.

         Section 4.4. Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Dorsey & Whitney LLP, counsel for the Company, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or such Purchaser's counsel may reasonably request, (b) from the General Counsel of the Company covering the matters set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser or such Purchaser's counsel may reasonably request and (c) from Chapman and Cutler, the Purchasers' special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(c) and covering such other matters incident to such transactions as such Purchaser or such Purchaser's counsel may reasonably request.

         Section 4.5. Purchase Permitted by Applicable Law, etc. On the date of the Closing each purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance
Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by any Purchaser, such Purchaser shall have received an Officer's Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

         Section 4.6. Sale of Other Notes. The Company shall have consummated the sale of the entire principal amount of the Notes scheduled to be sold at the Closing as specified in Schedule A.

         Section 4.7. Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of the Purchasers' special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least two Business Days prior to the Closing.

         Section 4.8. Private Placement Number. A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

         Section 4.9. Changes in Corporate Structure. Except as specified in
Schedule 4.9, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger

Otter Tail Corporation                                 Note Purchase Agreement

or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

        Section 4.10. Guaranty Agreement. The Guaranty Agreement shall have been duly authorized, executed and delivered by each Subsidiary Guarantor, shall constitute the legal, valid and binding contract and agreement of each of the Subsidiary Guarantors and shall be enforceable against each Subsidiary Guarantor in accordance with its terms.

        Section 4.11. Funding Instruction Letter. Each Purchaser shall have received at least three Business Days prior to the Closing Date a letter from the Company on its letterhead setting forth the wire transfer instructions for the payment by such Purchaser of the purchase price of the Notes to be purchased by such Purchaser.

        Section 4.12. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and the Purchasers' special counsel, and such Purchaser and the Purchasers' special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or they may reasonably request.

SECTION 5.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

            The Company represents and warrants to each Purchaser that:

         Section 5.1. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

         Section 5.2. Authorization, etc. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         Section 5.3. Disclosure. The Company, through its agent, A. G. Edwards & Sons, has delivered to each Purchaser a copy of a Private Placement Memorandum, dated November, 2001

Otter Tail Corporation                                 Note Purchase Agreement



(the "Memorandum"), relating to the transactions contemplated hereby. This Agreement, the Guaranty Agreement, the Memorandum, the documents, certificates or other writings identified in Schedule 5.3 and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in
Schedule 5.3 or in one of the documents, certificates or other writings identified therein or in the financial statements listed on Schedule 5.5, since December 31, 2000, there has been no change in the financial condition, operations, business or properties of the Company or any of its Subsidiaries except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

         Section 5.4. Organization and Ownership of Shares of Subsidiaries. (a)
Schedule 5.4 is (except as noted therein) a complete and correct list of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary.

           (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

           (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and each Subsidiary Guarantor has the Corporate or other power and authority to execute and deliver the Guaranty Agreement and perform its obligations thereunder.

           (d) The Guaranty Agreement has been duly authorized by all necessary action on the part of each Subsidiary Guarantor and the Guaranty Agreement constitutes a legal, valid and binding obligation of such Subsidiary Guarantor enforceable against such Subsidiary Guarantor in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

           (e) No Subsidiary is a party to, or otherwise subject to, any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any

Otter Tail Corporation                                 Note Purchase Agreement



of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

         Section 5.5. Financial Statements. The Company has delivered to each Purchaser copies of the consolidated financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said consolidated financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim consolidated financial statements, to normal year-end adjustments).

         Section 5.6. Compliance with Laws, Other Instruments, etc. Neither the execution, delivery and performance by the Company of this Agreement and the Notes nor the execution, delivery and performance by any Subsidiary Guarantor of the Guaranty Agreement will (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary Guarantor under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or instrument to which the Company, any Subsidiary Guarantor is bound or by which the Company or any Subsidiary Guarantor or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary Guarantor or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary Guarantor.

         Section 5.7. Governmental Authorizations, etc. No prior consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes or by the Subsidiary Guarantors of the Guaranty Agreement which has not been obtained or made.

         Section 5.8. Litigation; Observance of Statutes and Orders. (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

           (b) Neither the Company nor any Subsidiary is in default under any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.






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


Otter Tail Corporation                                 Note Purchase Agreement




         Section 5.9. Taxes. The Company and its Subsidiaries have filed all consolidated income tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The consolidated Federal income tax returns of the Company have been audited by the Internal Revenue Service for all fiscal years up to and including the fiscal year ended December 31, 1996.

        Section 5.10. Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective Material properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement, except for those defects in title and Liens that, individually or in the aggregate, would not have a Material Adverse Effect. All Material leases are valid and subsisting and are in full force and effect in all material respects.

        Section 5.11. Licenses, Permits, etc. Except as disclosed in Schedule 5.11, the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.

        Section 5.12. Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

           (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified

Otter Tail Corporation                                 Note Purchase Agreement




in section 4001 of ERISA and the terms "current value" and "present value" have the meanings specified in section 3 of ERISA.

           (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

           (d) The expected post-retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

           (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of each Purchaser's representation in Section
6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

        Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 50 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of
Section 5 of the Securities Act.

        Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 10% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 10% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

        Section 5.15. Existing Indebtedness. Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of September 30, 2001, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in

Otter Tail Corporation                                 Note Purchase Agreement



effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary the outstanding principal amount of which exceeds $1,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

        Section 5.16. Foreign Assets Control Regulations, etc. Use of the proceeds of this offering by the Company will not violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

         Section 5.17. Status under Certain Statutes. Neither the Company nor any Subsidiary is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or is subject to regulation under the Public Utility Holding Company Act of 1935, as amended.

        Section 5.18. Environmental Matters. Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to the Purchasers in writing:

                   (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

                   (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or has disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

                   (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

Otter Tail Corporation                                 Note Purchase Agreement

SECTION 6.  REPRESENTATIONS OF THE PURCHASER.

         Section 6.1. Purchase for Investment. Each Purchaser represents that such Purchaser is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser's property shall at all times be within its control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

         Section 6.2. Source of Funds. Each Purchaser represents that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

                   (a) the Source is an "insurance company general account"
            within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan, all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with such Purchaser's state of domicile; or

                   (b) the Source is either (i) an insurance company pooled
            separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as such Purchaser has disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                   (c) the Source constitutes assets of an "investment fund"
            (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in

Otter Tail Corporation                                 Note Purchase Agreement


         such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

                   (d) the Source is a governmental plan; or

                   (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

                   (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

         If any Purchaser or any subsequent transferee of the Notes indicates that such Purchaser or such transferee are relying on any representation contained in paragraph (b), (c) or (e) above, the Company shall deliver on the date of Closing and on the date of any applicable transfer a certificate, which shall either state that (i) it is neither a party in interest nor a "disqualified person" (as defined in section 4975(e)(2) of the Internal Revenue Code of 1986, as amended), with respect to any plan identified pursuant to paragraphs (b) or (e) above, or (ii) with respect to any plan, identified pursuant to paragraph (c) above, neither it nor any "affiliate" (as defined in Section V(c) of the QPAM Exemption) has at such time, and during the immediately preceding one year, exercised the authority to appoint or terminate said QPAM as manager of any plan identified in writing pursuant to paragraph (c) above or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plan. As used in this Section 6.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 7.    INFORMATION AS TO COMPANY.

         Section 7.1. Financial and Business Information. The Company shall deliver to each holder of Notes that is an Institutional Investor:

                   (a) Quarterly Statements -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), a copy of:

                            (i) a consolidated balance sheet of the Company and
                   its Subsidiaries as at the end of such quarter, and

                           (ii) consolidated statements of income, changes in
                   shareholders' equity and cash flows of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial

Otter Tail Corporation                                 Note Purchase Agreement




         Officer as fairly presenting, in all material respects, the consolidated financial position of the Company and its Subsidiaries and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

                   (b) Annual Statements -- within 105 days after the end of each fiscal year of the Company, a copy of:

                            (i) a consolidated balance sheet of the Company and
                  its Subsidiaries, as at the end of such year, and

                            (ii) consolidated statements of income, changes in
                  shareholders' equity and cash flows of the Company and its Subsidiaries, for such year,

         setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(b);

                   (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement that shall have become effective (without exhibits except as expressly requested by such holder), and each final prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission;

                   (d) Notice of Default or Event of Default -- promptly, and in any event within 15 days after a Responsible Officer becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

                   (e) ERISA Matters -- promptly, and in any event within 15 days after a Responsible Officer becoming aware of any of the following, a written notice setting

Otter Tail Corporation                                 Note Purchase Agreement


            forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                            (i) with respect to any Plan, any reportable event,
                  as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                           (ii) the taking by the PBGC of steps to institute, or
                  the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                          (iii) any event, transaction or condition that could
                  result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect; and

                   (f) Requested Information -- subject to the provisions of
            Section 20, with reasonable promptness, such other data and information relating to the business, operations, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

         Section 7.2. Officer's Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

                   (a) Covenant Compliance -- the information (including
            detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.1, 10.2, 10.3 and 10.5 hereof, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

                   (b) Event of Default -- a statement that such officer has
            reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the

Otter Tail Corporation                                 Note Purchase Agreement

            beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

         Section 7.3. Inspection. Subject to the provisions of Section 20, the Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

                   (a) No Default -- if no Default or Event of Default then
            exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and, with the consent of the Company (which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

                   (b) Default -- if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

SECTION 8.           PREPAYMENT OF THE NOTES.

         Section 8.1. Required Prepayments. There are no required prepayment for the Notes.

         Section 8.2. Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in

Otter Tail Corporation                                 Note Purchase Agreement

connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

         Section 8.3. Investment Grade Put Event. (a) In the event that an Investment Grade Put Event shall occur, the Company will give written notice (a "Company Notice") of such fact not more than 15 days after the Investment Grade Put Event Date to all holders of the Notes. The Company Notice shall (i) describe the facts and circumstances of the Investment Grade Put Event in reasonable detail, (ii) describe the Debt of the Company then outstanding, (iii) specify the rating, if any, accorded to Senior Debt by a Designated Rating Agency which is below an Acceptable Rating or state that the Company has requested a private rating pursuant to Section 9.7 and that the Designated Rating Agency has not issued a private rating in accordance with such request within the required time period, (iv) refer to this Section 8.3 and the right of the holders of the Notes to require the Company to purchase their Notes on the terms and conditions provided for herein upon the occurrence of an Investment Grade Put Event, and (v) contain an offer by the Company to purchase all of the outstanding Notes in full together with unpaid accrued interest to the date of purchase and the Make-Whole Amount. Each holder of the Notes shall have the right to accept such offer and require purchase of the Notes held by such holder in full by written notice to the Company given within 60 days following receipt of the Company Notice. On the date designated in such holder's notice (which shall be not less than 15 days nor more than 30 days after the date such notice is delivered to the Company), the Company shall purchase all Notes held by such holder at 100% of the principal amount of such Notes, together with unpaid accrued interest thereon to the date of purchase, and the Make-Whole Amount, if any. Failure to respond by a holder of the Notes shall constitute an acceptance of such offer and the date of purchase shall be the 15th Business Day following the end of the 60 day period referred to in the preceding sentence.

         (b) In the event the Company fails to give the Company Notice as required above, each holder of Notes shall have the right to require the Company to purchase all Notes held by such holder at 100% of the principal amount of such Notes, together with unpaid accrued interest thereon to the date of purchase, and the Make-Whole Amount, if any. Notice of any required purchase pursuant to this Section 8.3(b) shall be delivered by any holder of Notes to the Company not more than 180 days after such holder has actual knowledge of such Investment Grade Put Event. On the date designated in such holder's notice (which shall be not less than 15 days after the date such notice is delivered to the Company), the Company shall purchase all Notes held by such holder at 100% of the principal amount of such Notes, together with unpaid accrued interest thereon to the date of purchase, and the Make-Whole Amount, if any. If the holder of any Note gives any notice pursuant to this Section 8.3(b) the Company will give a Company Notice within three business days of receipt of such notice to all holders of the Notes.

         "Investment Grade Put Event" shall mean, and occur on, the first date on which either of the Designated Rating Agencies rate Senior Debt below an Acceptable Rating. If an Investment Grade Put Event Date shall have occurred and subsequent to such Investment Grade Put Event Date both Designated Rating Agencies shall rate Senior Debt an Acceptable Rating and

Otter Tail Corporation                                 Note Purchase Agreement

thereafter an Investment Grade Put Event shall occur, then a new Investment Grade Put Event Date shall occur under this Agreement and the Company's obligations under this Section 8.3 shall remain binding and operative. If at any time the Company shall be requested to obtain a private rating of the Notes in accordance with Section 9.7 and within 70 days of such request the Notes shall not have been rated by the Designated Rating Agency or Agencies from whom such rating was sought, then an Investment Grade Put Event shall be deemed to have occurred unless Senior Debt shall then be rated an Acceptable Rating.

         "Investment Grade Put Event Date" shall mean the first date upon which an Investment Grade Put Event shall have occurred.

         "Senior Debt" shall mean either (i) the Notes or (ii) senior unsecured Debt of the Company which does not have the benefit of the credit support of any Person other than the Company and which shall be outstanding in an aggregate unpaid principal amount of not less than $10,000,000.

         (c) The obligation of the Company to give the notices specified in this
Section 8.3 shall remain in effect so long as any Notes remain outstanding.

         Section 8.4. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof.

         Section 8.5. Maturity; Surrender, etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

         Section 8.6. Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 30 Business Days. If the holders of more than 30% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 30 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes

Otter Tail Corporation                                 Note Purchase Agreement


acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

         Section 8.7. Make-Whole Amount. The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                  "Called Principal" means, with respect to any Note, the
            principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

                  "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                  "Reinvestment Yield" means, with respect to the Called
            Principal of any Note, 0.50% over the yield to maturity implied by
            (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Access Service (or such other display as may replace Page 678 on the Telerate Access Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between
            (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

                  "Remaining Average Life" means, with respect to any Called
            Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal

Otter Tail Corporation                                 Note Purchase Agreement


            by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                  "Remaining Scheduled Payments" means, with respect to the
            Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2, 8.3 or 12.1.

                  "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires and with respect to the purchase of Notes pursuant to
            Section 8.3, the date on which the Notes are required thereunder to be purchased by the Company.

SECTION 9.        AFFIRMATIVE COVENANTS.

            The Company covenants that so long as any of the Notes are outstanding:

         Section 9.1. Compliance with Law. The Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

         Section 9.2. Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

         Section 9.3. Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation

Otter Tail Corporation                                 Note Purchase Agreement


and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, have a Material Adverse Effect.

         Section 9.4. Payment of Taxes. The Company will, and will cause each of its Subsidiaries to, file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies payable by any of them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, provided that neither the Company nor any Subsidiary need pay any such tax or assessment if
(i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate would not reasonably be expected to have a Material Adverse Effect.

         Section 9.5. Corporate Existence, etc. Subject to Sections 10.4 and
10.5 the Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.4 and 10.5, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.

        Section 9.6. Note Exchange Upon Issuance of Bonds. (a) In the event that the Company shall issue additional Bonds under and pursuant to the Indenture (the "Additional Bonds"), then the Company shall offer to exchange all of the outstanding Notes for Bonds of a new series (the "Exchange Bonds") which exchange would take place concurrently with or prior to the issuance of such Additional Bonds. The Exchange Bonds shall be issued under and secured by the Indenture, shall rank pari passu with all other Bonds issued and outstanding under the Indenture, shall have payment and maturity terms identical to the Notes for which they were exchanged, subject to provisions required to be in the Exchange Bonds pursuant to the terms of the Indenture, shall have required and optional prepayment provisions and provisions relating to amounts payable upon acceleration of maturity identical to those applicable to the Notes for which they were exchanged and shall otherwise be in the form required by the Indenture.

           (b) The Company will, within 30 days after the Company's decision to issue Additional Bonds, give written notice of such decision to each holder of Notes which shall constitute an offer to exchange the Notes for the Exchange Bonds as described in subparagraph (b) of this Section 9.6.

           (c) The offer to exchange the Notes for the Exchange Bonds contemplated by subparagraph (b) of this Section 9.6 shall be an offer to exchange, in accordance with and subject to this Section 9.6, all, but not less than all, the Notes held by each holder on a date specified in such offer (the "Proposed Exchange Date") that is not less than 15 days and not more than 30

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Otter Tail Corporation                                 Note Purchase Agreement


days after the date of such offer (if the Proposed Exchange Date shall not be specified in such offer, the Proposed Exchange Date shall be the 30th day after the date of such offer).

           (d) A holder of Notes may accept the offer to exchange made pursuant to this Section 9.6 by causing a notice of such acceptance to be delivered to the Company at least 10 days prior to the Proposed Exchange Date. A failure by a holder of Notes to respond to an offer to exchange made pursuant to this Section
9.6 shall be deemed to constitute a rejection of such offer by such holder.

           (e) The Company covenants and agrees to take all actions necessary for the due authorization, execution and delivery of such Exchange Bonds including, without limitation, (i) the filing with the Minnesota Public Utilities Commission of documents required in connection with the issuance of the Exchange Bonds, (ii) compliance with all requirements of the Indenture, and
(iii) the taking of all other actions the holders of the Notes may reasonable request in connection with the delivery of the Exchange Bonds, including the delivery of legal opinions and an exchange agreement between the Company and the holders in form and substance reasonably satisfactory to the holders of 66-2/3% of the Notes then outstanding.

         Section 9.7. Private Ratings. If at any time the Company does not have Senior Debt that is rated by both Designated Rating Agencies, upon the request of the Required Holders, the Company will promptly, and in any event within 15 days after receiving such request, notify each other holder of a Note of such request and seek and thereafter diligently attempt to obtain from a Designated Rating Agency which is not then so rating such Senior Debt a private credit rating for the Notes, and, promptly, and in any event within 5 days after receiving such rating, deliver a copy thereof to each holder of a Note. If the Company does not obtain a private credit rating for the Notes from a Designated Rating Agency within 70 days after the Required Holders shall have requested the Company to obtain a rating in accordance with this Section 9.7, the Company will promptly, and in any event within five days after the end of such 70-day period, notify each holder of a Note of such failure.

         Section 9.8. Guaranty by Subsidiaries. The Company will cause any Subsidiary which after the Closing guarantees the obligations of the Company under the Bank Credit Agreement (an "Additional Subsidiary Guarantor") to enter into the Guaranty Agreement, and deliver within 15 Business Days thereafter to each of the holders of the Notes the following items:

                  (a) an agreement substantially in the form of Exhibit A to the
            Guaranty Agreement;

                  (b) a certificate signed by the President, a Vice President or another authorized Responsible Officer of the Company making representations and warranties to the effect of those contained in Sections 5.4, 5.6 and 5.7, with respect to such Additional Subsidiary Guarantor and the Guaranty Agreement, as applicable;

                  (c) such documents and evidence with respect to such
            Additional Subsidiary Guarantor as any holder of the Notes may reasonably request in order to establish the existence and good standing of such Additional Subsidiary Guarantor; and

Otter Tail Corporation                                 Note Purchase Agreement


                  (d) an opinion of counsel addressed to each of the holders of the Notes satisfactory to the Required Holders, to the effect that the Guaranty Agreement has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of such Additional Subsidiary Guarantor enforceable in accordance with its terms, except as an enforcement of such terms may be limited by bankruptcy, insolvency, fraudulent conveyance and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

         Section 9.9. New Bank Agreement. The Company agrees that (i) on or before March 31, 2002 it will enter into a written commitment (the "Bank Commitment") with a lender or lenders (herein referred to in this Section 9.9 collectively as the "Bank") for a new Bank Credit Agreement (the "New Bank Agreement") with such Bank (A) which will replace the existing Bank Credit Agreement with a senior unsecured revolving credit facility for the Company as borrower thereunder of at least $50,000,000, (B) which will contain financial covenants substantially similar to those covenants contained in Section 10 hereof without regard to the application of Section 10.7, with such covenants subject to the prior review of the Holders, and (C) which requires the agreement of the Bank to the execution of the Intercreditor Agreement substantially in the form attached hereto as Exhibit 3 prior to closing and (ii) on or before April 30, 2002, the New Bank Agreement will be executed and delivered by the Company and the Bank (the completion of the execution and delivery of the New Bank Agreement being the "Bank Closing" and the date of the Bank Closing being the "Bank Closing Date"). It shall not be considered an Event of Default hereunder if the Company fails to enter into a Bank Commitment by March 31, 2002 or if the Bank Closing does not occur by April 30, 2002.

         In the event the Company does not enter into a Bank Commitment by March 31, 2002 or in the event the Bank Closing does not occur by April 30, 2002, the Company shall pay each Holder on the Bank Closing Date (subject to an earlier payment requirement in the following sentence) a fee (the "Interest Fee") which shall accrue during the period beginning on the Accrual Start Date and ending on the date such fee is required by this paragraph to be paid at the rate of 0.25% per annum on the aggregate outstanding principal amount of the Notes held by such Holder where "Accrual Start Date" means March 31, 2002 if the Bank Commitment is not entered into by that date or, if it is, April 30, 2002. If the Company does not enter into a Bank Commitment by June 30, 2002 or in the event the Bank Closing does not occur by July 31, 2002, the Company (i) shall pay to each Holder on the Second Accrual Start Date the Interest Fee such Holder is entitled to receive pursuant to the foregoing provisions of this paragraph and
(ii) shall pay to each Holder on the Bank Closing Date a replacement fee (the "Replacement Interest Fee") which shall replace the Interest Fee and shall accrue during the period beginning on the Second Accrual Start Date and ending on the Bank Closing Date at the rate of 1.00% per annum on the aggregate principal amount of the Notes held by such Holder where "Second Accrual Start Date" means June 30, 2002 if the Bank Commitment is not entered into by that date, or if it is, July 31, 2002; provided, that if the Bank Closing Date has not occurred by August 31, 2002, the Company shall pay the Replacement Interest Fee in monthly installments accrued to date commencing with a payment to each Holder on September 1, 2002 and on the first day of each month thereafter with the final Replacement Interest Fee accrued to the Bank Closing Date to be paid on such Bank Closing Date.

Otter Tail Corporation                                 Note Purchase Agreement


         Section 9.10. Additional Lenders under Intercreditor Agreement. Prior to any lending institution becoming an additional Lender under the Bank Credit Agreement after the Bank Closing Date, the Company will require such institution to become a party to the Intercreditor Agreement by executing a copy for each Noteholder of the agreement in the form of Exhibit A to the Intercreditor Agreement (an "Additional Lender Agreement"). Upon receipt of any Additional Lender Agreement, the Company shall forthwith deliver an executed copy thereof to each Noteholder.

         Section 9.11. New Noteholders under Intercreditor Agreement. Upon the Bank Closing Date all Noteholders shall become a party to the Intercreditor Agreement (and hereby agree to do so) and at any time thereafter any Person which becomes a successor Noteholder shall be deemed to have concurrently become a party to the Intercreditor Agreement.

         Section 9.12. Release of Guaranty Agreement. Upon receipt by the Noteholders of written notice from the Company and the Lenders that the guaranty obligations of any of the Subsidiary Guarantors and any Additional Subsidiary Guarantors under the Bank Credit Agreement have been released by the Lenders, the obligations of such Subsidiary Guarantors and such Additional Subsidiary Guarantors under the Guaranty Agreement shall be released and if such obligations of all Subsidiary Guarantors and all Additional Subsidiary Guarantors have been released the Guaranty Agreement and the Intercreditor Agreement shall terminate and the Noteholders agree that they shall take such action as shall be necessary to effectuate such termination; provided, that if at any time thereafter the Bank Credit Agreement shall again be guaranteed by any Subsidiary (i) the Company will, within 30 days, cause such Subsidiary to comply with the requirements of Sections 9.8(a) through (d) and (ii) the Intercreditor Agreement shall be re-executed by the Noteholders and the Lenders.

SECTION 10.       NEGATIVE COVENANTS.

            The Company covenants that so long as any of the Notes are outstanding:

         Section 10.1. Limitation on Debt and Priority Debt. (a) The Company will not permit Consolidated Debt to exceed 60% of Consolidated Total Capitalization determined as of the end of each fiscal quarter of the Company.

            (b) The Company will not permit Priority Debt to exceed 20% of Consolidated Total Capitalization determined as of the end of each fiscal quarter of the Company.

         Section 10.2. Interest Charges Coverage Ratio. The Company will not permit the Interest Charges Coverage Ratio to be less than 1.5:1.0 determined as of the end of the most recently ended period of four consecutive fiscal quarters of the Company.

        Section 10.3. Limitation on Liens. The Company will not, and will not permit any Subsidiary to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Subsidiary, whether now owned or held or hereafter acquired, or any

Otter Tail Corporation                                 Note Purchase Agreement


income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except:

                  (a) Liens for taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen; provided that payment thereof is not at the time required by Section 9.4;

                  (b) Liens of or resulting from any judgment or award in an aggregate amount not to exceed $10,000,000, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or a Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

                  (c) Liens incidental to the conduct of business or the ownership of properties and assets (including, without limitation, Liens in connection with worker's compensation, unemployment insurance and other like laws, carrier's, warehousemen's liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature, in any such case incurred in the ordinary course of business and not in connection with the borrowing of money; provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

                  (d) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are reasonably necessary for the conduct of the activities of the Company and its Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Company and its Subsidiaries;

                  (e) Liens securing Debt of a Subsidiary to the Company or to another Subsidiary;

                  (f) Liens on property of the Company created by the Indenture to secure Bonds of the Company issued and outstanding thereunder and described on Schedule 5.15, including property acquired by the Company after the Closing Date to which such Liens attach;

                  (g) Liens in addition to those permitted by clause (f) hereof existing as of December 1, 2001 and described on Schedule 5.15 hereto and Liens securing any refinancing of Indebtedness secured by such Liens, provided that such refinancing shall be subject to similar terms and secured by the same assets and the principal amount of Indebtedness secured thereby is not increased;

Otter Tail Corporation                                 Note Purchase Agreement


                  (h) Liens in connection with the acquisition of property after the date hereof by way of purchase money mortgage, conditional sale or other title retention agreement, Capital Lease or other deferred payment contract, provided that such Liens attach only to the property being acquired and that the Debt secured thereby does not exceed the Fair Market Value of such property at the time of acquisition thereof and the Lien shall be created contemporaneously with, or within 180 days after, the acquisition of such property;

                  (i) Liens that existed on assets of other Persons at the time of acquisition of such other Persons or of such assets by the Company or a Subsidiary and which continue to attach only to such assets and Liens securing any refinancing of Indebtedness secured by such Liens, provided that such refinancing shall be subject to similar terms and secured by the same assets and the principal amount of Indebtedness secured thereby is not increased); and

                  (j) Liens created, assumed or incurred after the date of the Closing given to secure Debt of the Company or any Subsidiary in addition to the Liens permitted by the preceding clauses (a) through
         (i) hereof;

provided that (1) all Debt secured by such Liens shall have been incurred within the applicable limitations provided in Section 10.1(b) and (2) at the time of creation, assumption or incurrence of the Debt secured by such Lien and after giving effect thereto and to the application of the proceeds thereof, no Default or Event of Default would exist.

      Section 10.4. Merger, Consolidation, Etc. The Company will not, and will not permit any Subsidiary Guarantor or any Additional Subsidiary Guarantor to, consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person; provided that:

                  (a) Any Subsidiary Guarantor or any Additional Subsidiary Guarantor may directly or indirectly merge or consolidate with or into, or transfer all or substantially all of its property to, or be a party to an analogous reorganization with the Company or any Subsidiary so long as (i) in any such transaction involving the Company, the Company shall be the surviving or continuing Person and (ii) in any such transaction involving a Subsidiary which is the surviving or continuing Person, such Subsidiary, unless the Guaranty Agreement shall have been released pursuant to Section 9.12, shall become obligated under the Guaranty Agreement and shall provide to the holders of the Notes the items described in Section 9.8 (a) through (d) concurrently with the consummation of such transaction; provided further, that a Subsidiary may transfer all or substantially all of its property without complying with the foregoing provisions of this clause (a) if the transfer is in compliance with Section 10.5; and

                  (b) the Company may consolidate or merge with or into, or transfer all or substantially all of its property to, or be a party to an analogous reorganization with any other Person if (1) the successor formed by such transaction or the Person that acquires in such transaction substantially all of the assets of the Company as an entirety, as the

Otter Tail Corporation                                 Note Purchase Agreement


         case may be, (the "Successor") shall be a solvent Person organized and existing under the laws of the United States or any state thereof (including the District of Columbia), and, (2) if the Company is not the Successor, (A) such Successor shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes, and (B) such Successor shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof, and (3) immediately before and after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; provided, that no such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any Successor from its liability under this Agreement or the Notes.

      Section 10.5. Sale of Assets, Etc. Except as permitted under Section 10.4, the Company will not, and will not permit any of its Subsidiaries to, make any Asset Disposition unless:

                  (a) in the good faith opinion of the Company, the Asset Disposition is in exchange for consideration having a Fair Market Value at least equal to that of the property exchanged and is in the best interest of the Company or such Subsidiary; and

                  (b) immediately after giving effect to the Asset Disposition, no Default or Event of Default would exist;

                  (c) immediately after giving effect to the Asset Disposition, the Disposition Value of all property that was the subject of any Asset Disposition occurring in the period of four fiscal quarters of the Company then next ending would not exceed 15% of Consolidated Assets as of the end of the then most recently ended fiscal year of the Company; provided, that if the Net Proceeds Amount for any Transfer is applied to a Debt Prepayment Application or a Property Reinvestment Application within 180 days after such Transfer, then such Transfer, only for the purpose of determining compliance with subsection (c) of this Section
         10.5 as of a date on or after the Net Proceeds Amount is so applied, shall be deemed not to be an Asset Disposition; provided, however, that if the Asset Disposition is a Transfer of Utility Assets, such Transfer of Utility Assets by the Company shall be deemed not to be an Asset Disposition for such purposes only to the extent the Net Proceeds Amount therefrom is applied to a Utility Property Reinvestment Application within 180 days after such Transfer; and

                  (d) immediately after giving effect to a Transfer of Utility Assets, the Disposition Value of all property that was the subject of any Transfer of Utility Assets (i) occurring in the period of four fiscal quarters of the Company then next ending would not exceed 10% of Total Utility Plant (the "10% Four Quarter Limit") as of the end of the then most recently ended fiscal year of the Company, and (ii) occurring after the Closing Date through the date of determination would not exceed 25% of Total Utility Plant (the "25% Cumulative Limit") as of the end of the then most recently ended fiscal

Otter Tail Corporation                                 Note Purchase Agreement


            year; provided, that if the Net Proceeds Amount for any Transfer is applied to a Utility Property Reinvestment Application within 180 days after such Transfer, then such Transfer, only for purposes of compliance with subsection (d) of this Section 10.5 as of a date on or after the Net Proceeds Amount is so applied, shall be deemed not to be a Transfer of Utility Assets; provided, however, that if the Disposition Value of any property subject to a Transfer of Utility Assets when added to the Disposition Value of other Transfers of Utility Assets pursuant to clause (i) or (ii) of this subsection (d) would be in excess of either or both of the applicable 10% Four Quarter Limit or the 25% Cumulative Limit, then such Transfer shall be deemed not to be a Transfer of Utility Assets for purposes of compliance with subsection (d) of this Section 10.5 only if the Net Proceeds Amount for such Transfer is (A) deposited upon receipt by the Company in a segregated investment account with an institution which is not a creditor of the Company or any of its Subsidiaries and kept therein until application under the following clause (B) and (B) applied directly to a Utility Property Reinvestment Application within 180 days after such Transfer.

         Section 10.6. Transactions with Affiliates. The Company will not and will not permit any Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

         Section 10.7 Benefit of More Restrictive Covenants or More Favorable Terms. If any Lender under the Bank Credit Agreement is or becomes entitled to the benefit of any covenant, agreement, event of default or other event which would permit the Lender to have the Company Debt obligations it holds purchased by the Company (a "put event") which is more restrictive on the Company or its Subsidiaries than the covenants, agreements, events of default or put events contained herein or which is more favorable to such Lender than the covenants, agreements, events of default or put events contained herein, then such more restrictive or more favorable covenant, agreement, event of default or put event shall be deemed to be incorporated into this Agreement by reference during any period such Lender is so entitled thereto without regard to any waivers by the Lender with respect thereto and shall remain so incorporated for a period of 30 days after the Lender is no longer entitled to the benefit thereof and the Noteholders shall be entitled to the benefits thereof with respect to this Agreement in addition to the existing covenants, agreements, events of default and put events contained herein so long as any of the Notes remain outstanding.

         Prior to any closing of a Bank Credit Agreement, the Company shall deliver a letter to the Noteholders containing a list of those covenants, agreements, events of default and put events which are deemed to be incorporated into this Agreement pursuant to the foregoing provisions of this Section 10.7 and concurrently with or prior to the execution of any amendment to the Bank Credit Agreement, the Company shall deliver to the Noteholders a letter setting forth all covenants, agreements, events of default and put events and/or changes with respect thereto

Otter Tail Corporation                                 Note Purchase Agreement


which are deemed to be incorporated into this Agreement pursuant to the foregoing provisions of this Section 10.7 and any such letters delivered to the Noteholders shall be satisfactory in form and substance to the Noteholders; provided that if a New Bank Agreement referred to in Section 9.9 is not entered into by April 30, 2002, the Company shall deliver such a letter to the Noteholders with respect to the Bank Credit Agreement in existence on the Closing Date. At any time after the receipt of any such letter the Required Holders shall have the right by delivery of written notice to the Company to amend this Agreement by adding to the Agreement any covenants, agreements, events of default or put events referred to in any such letter which the Required Holders elect to add pursuant to the foregoing provision of this
Section 10.7.

SECTION 11.       EVENTS OF DEFAULT.

         An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

                  (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

                  (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

                  (c) the Company defaults (i) in the performance of or compliance with any term contained in Section 10 or Section 7.1(d) or
         (ii) in the payment when due of the amount required to be paid by the Company for the purchase of any Notes pursuant to Section 8.3; or

                  (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11); or

                  (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

                  (f) (i) the Company or any Significant Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $10,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Significant Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an

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Otter Tail Corporation                                 Note Purchase Agreement


         aggregate outstanding principal amount of at least $10,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment; or

                  (g) the Company or any Significant Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction,
         (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

                  (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Significant Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Significant Subsidiaries, or any such petition shall be filed against the Company or any of its Significant Subsidiaries and such petition shall not be dismissed within 60 days; or

                  (i) a final judgment or judgments for the payment of money aggregating in excess of $10,000,000 are rendered against one or more of the Company and its Significant Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

                  (j) default shall occur in the observance or performance of any provision of the Guaranty Agreement or the Guaranty Agreement shall cease to be in full force and effect for any reason except by operation of Section 9.12, including, without limitation, a final and nonappealable determination by any governmental body or court that the Guaranty Agreement is invalid, void or unenforceable, or any Subsidiary Guarantor or any Additional Subsidiary Guarantor shall contest or deny in writing the validity or enforceability of any provision of, or obligation under, the Guaranty Agreement; or

                  (k) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA

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Otter Tail Corporation                                 Note Purchase Agreement


            section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings,
            (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $10,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect.

As used in Section 11(k), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 12.       REMEDIES ON DEFAULT, ETC.

         Section 12.1. Acceleration. (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

            (b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

            (c) If any Event of Default described in paragraph (a) or (b) of
Section 11 has occurred and is continuing, any holder of Notes at the time outstanding affected by such Event of Default may at any time, at its option, by notice or notices to the Company, declare all the Notes held by it to be immediately due and payable.

            Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (i) all accrued and unpaid interest thereon and (ii) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

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Otter Tail Corporation                                 Note Purchase Agreement


         Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

         Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 51% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section
12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

         Section 12.4. No Waivers or Election of Remedies, Expenses, etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

SECTION 13.       REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

        Section 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

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Otter Tail Corporation                                 Note Purchase Agreement


         Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee of a Note, or purchaser of a participation therein, shall, by its acceptance of such Note be deemed to make the same representations to the Company regarding the Note or participation as the Purchasers have made pursuant to Section 6.2.

         Section 13.3. Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

                  (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $25,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                  (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14.       PAYMENTS ON NOTES.

        Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Fargo, North Dakota at the principal office of the Company. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Otter Tail Corporation                                 Note Purchase Agreement


         Section 14.2. Home Office Payment. So long as any Purchaser or such Purchaser's nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser's name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by such Purchaser or such Purchaser's nominee such Purchaser will, at such Purchaser's election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by any Purchaser under this Agreement and that has made the same agreement relating to such Note as such Purchaser has made in this Section 14.2.

SECTION 15.       EXPENSES, ETC.

         Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of the Purchasers' special counsel, Chapman and Cutler, incurred by any Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Guaranty Agreement, the Intercreditor Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Guaranty Agreement, the Intercreditor Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Guaranty Agreement, the Intercreditor Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save each Purchaser of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by a Purchaser).

         Section 15.2. Survival. The obligations of the Company under this
Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

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Otter Tail Corporation                                 Note Purchase Agreement


SECTION 16.       SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

         All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by a Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17.       AMENDMENT AND WAIVER.

         Section 17.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to a Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or
(iii) amend any of Sections 8, 9.6, 11(a), 11(b), 12, 17 or 20.

         Section 17.2. Solicitation of Holders of Notes.

            (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

            (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same

Otter Tail Corporation                                 Note Purchase Agreement


terms, ratably to each holder of Notes then outstanding whether or not such holder consented to such waiver or amendment.

         Section 17.3. Binding Effect, etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

        Section 17.4. Notes Held by Company, etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18.       NOTICES.

         All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                  (i) if to a Purchaser or a Purchaser's nominee, to such Purchaser or it at the address specified for such communications in Schedule A, or at such other address as such Purchaser or it shall have specified to the Company in writing,

                  (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

                  (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

Otter Tail Corporation                                 Note Purchase Agreement


SECTION 19.       REPRODUCTION OF DOCUMENTS.

         This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to such Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This
Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20.       CONFIDENTIAL INFORMATION.

         For the purposes of this Section 20, "Confidential Information" means information delivered to a Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser's behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or
(d) constitutes financial statements delivered to such Purchaser under Section
7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) such Purchaser's directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by such Purchaser's Notes), (ii) such Purchaser's financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which such Purchaser sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section
20), (v) any Person from which such Purchaser offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser's investment portfolio, or

Otter Tail Corporation                                 Note Purchase Agreement


(viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser's Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this
Section 20.

SECTION 21.       SUBSTITUTION OF PURCHASER.

         Each Purchaser shall have the right to substitute any one of such Purchaser's Affiliates as the purchaser of the Notes that such Purchaser has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of such Purchaser. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to a Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to such Purchaser, and such Purchaser shall have all the rights of an original holder of the Notes under this Agreement.

SECTION 22.       MISCELLANEOUS.

         Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

         Section 22.2. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

         Section 22.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such

Otter Tail Corporation                                 Note Purchase Agreement


prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 22.4. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

         Section 22.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

         Section 22.6. Submission to Jurisdiction. The Company hereby irrevocably submits and consents to the jurisdiction of the federal court located within the County of New York, State of New York (or if such court lacks jurisdictions, the State courts located therein), and irrevocably agrees that all actions or proceedings relating to this Agreement and the Notes may be litigated in such courts, and the Company waives any objection which it may have based on improper venue or forum non conveniens to the conduct of any proceeding in any such court and waives personal service of any and all process upon it, and consents that all such service of process be made by delivery to it at the address of the Company set forth in Section 18 above.

         Section 22.7. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.



                                    * * * * *

Otter Tail Corporation                                   Note Purchase Agreement


         If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                          Very truly yours,

                                          OTTER TAIL CORPORATION


                                          By /s/ Kevin G. Moug
                                             ---------------------------------
                                             Name:   Kevin G. Moug
                                             Title:  C. F. O. and Treasurer

Otter Tail Corporation                                   Note Purchase Agreement


The foregoing is hereby agreed to as of the date thereof.


                                          THE PRUDENTIAL INSURANCE COMPANY OF
                                             AMERICA



                                          By /s/ Jay D. Squiers
                                             ---------------------------------
                                             Name:  Jay D. Squiers
                                             Title: Vice President

Otter Tail Corporation                                   Note Purchase Agreement

The foregoing is hereby agreed to as of the date thereof.


                                     HARTFORD LIFE INSURANCE COMPANY

                                     By: Prudential Private Placement Investors,
                                         L.P., as Investment Advisor

                                     By: Prudential Private Placement Investors,
                                         Inc., General Partner


                                     By  /s/ Jay  D. Squiers
                                         ---------------------------------------
                                         Name:  Jay D. Squiers
                                         Title: Vice President

Otter Tail Corporation                                   Note Purchase Agreement

The foregoing is hereby agreed to as of the date thereof.


                                     MEDICA HEALTH PLAN

                                     By: Prudential Private Placement Investors,
                                         L.P., as Investment Advisor

                                     By: Prudential Private Placement Investors,
                                         Inc., General Partner


                                     By  /s/ Randall M. Kob
                                         ---------------------------------------
                                         Vice President

Otter Tail Corporation                                   Note Purchase Agreement

The foregoing is hereby agreed to as of the date thereof.


                                          GENERAL ELECTRIC CAPITAL ASSURANCE
                                             COMPANY



                                          By /s/ Jon. M. Lucia
                                             -----------------
                                             Name:  Jon M. Lucia
                                             Title: Investment Officer

Otter Tail Corporation                                   Note Purchase Agreement

The foregoing is hereby agreed to as of the date thereof.


                                          GE EDISON LIFE INSURANCE COMPANY



                                          By /s/ William R. Wright
                                             -----------------------------------
                                             Name:  William R. Wright
                                             Title: Chief Investment Officer

Otter Tail Corporation                                   Note Purchase Agreement

The foregoing is hereby agreed to as of the date thereof.


                                          GE CAPITAL LIFE ASSURANCE COMPANY OF
                                             NEW YORK



                                          By /s/ Jon M. Lucia
                                             --------------------------
                                             Name:  Jon M. Lucia
                                             Title: Investment Officer

Otter Tail Corporation                                   Note Purchase Agreement

The foregoing is hereby agreed to as of the date thereof.


                                          FIRST COLONY LIFE INSURANCE COMPANY



                                          By /s/  Jon M. Lucia
                                             -----------------------------------
                                             Name:  Jon M. Lucia
                                             Title: Assistant Vice President and
                                                      And Investment Officer

Otter Tail Corporation                                   Note Purchase Agreement

The foregoing is hereby agreed to as of the date thereof.


                                     TREASURER OF THE STATE OF SOUTH CAROLINA
                                        SOUTH CAROLINA RETIREMENT SYSTEM



                                     By /s/ Grady L. Patterson Jr.
                                        ----------------------------------------
                                        Name:  Grady L. Patterson Jr.
                                        Title: State Treasurer of South Carolina

Otter Tail Corporation                                   Note Purchase Agreement



The foregoing is hereby agreed to as of the date thereof.


                                          COUNTRY LIFE INSURANCE COMPANY



                                          By  /s/ John A. Jacobs
                                             ---------------------------------
                                             Name:  John A. Jacobs
                                             Title: Senior Investment Officer

                       INFORMATION RELATING TO PURCHASERS


                                                           PRINCIPAL AMOUNT
                      NAME AND ADDRESS                      OF NOTES TO BE
                        OF PURCHASER                          PURCHASED

THE PRUDENTIAL INSURANCE COMPANY                              $21,500,000
  OF AMERICA
c/o Prudential Capital Group
2200 Ross Avenue, Suite 4200E
Dallas, Texas  75201
Attention:  Managing Director

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Otter Tail Corporation, 6.63% Senior Notes due December 1, 2011, !INV! 7784!, PPN 689648 B# 9, principal, Make-Whole Amount or interest") to:

         Account Number 890-0304-391
         The Bank of New York
         New York, New York
         ABA #021-000-018

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments, and written confirmation of each such payment, to be addressed:

         The Prudential Insurance Company of America
         c/o Investment Operations Group
         Gateway Center Two, 10th Floor
         100 Mulberry Street
         Newark, New Jersey  07102-4077
         Attention:  Manager

         Recipient of telephonic prepayment notices with respect to Notes:
         Manager, Trade Management Group
         Telephone:  (973) 367-3141
         Facsimile:  (973) 802-4925

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  22-1211670




                                   SCHEDULE A
                          (to Note Purchase Agreement)

Otter Tail Corporation                                   Note Purchase Agreement

                                                           PRINCIPAL AMOUNT
                      NAME AND ADDRESS                      OF NOTES TO BE
                        OF PURCHASER                          PURCHASED

THE PRUDENTIAL INSURANCE COMPANY                             $7,000,000
  OF AMERICA
c/o Prudential Capital Group
2200 Ross Avenue, Suite 4200E
Dallas, Texas  75201
Attention:  Managing Director

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Otter Tail Corporation, 6.63% Senior Notes due December 1, 2011, !INV 7784!, PPN 689648 B# 9, principal, Make-Whole Amount or interest") to:

         Account Number 890-0304-944
         The Bank of New York
         New York, New York
         ABA #021-000-018

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments, and written confirmation of each such payment, to be addressed:

         The Prudential Insurance Company of America
         c/o Investment Operations Group
         Gateway Center Two, 10th Floor
         100 Mulberry Street
         Newark, New Jersey  07102-4077
         Attention:  Manager

         Recipient of telephonic prepayment notices with respect to Notes:
         Manager, Trade Management Group
         Telephone:  (973) 367-3141
         Facsimile:  (973) 802-4925

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  22-1211670

Otter Tail Corporation                                   Note Purchase Agreement

                                                           PRINCIPAL AMOUNT
                      NAME AND ADDRESS                      OF NOTES TO BE
                        OF PURCHASER                          PURCHASED

HARTFORD LIFE INSURANCE COMPANY                               $5,000,000
c/o Prudential Private Placement Investors, L.P.
Attn:  Mr. Albert Trank, Senior Vice President
4 Gateway Center, 100 Mulberry Street
Newark, New Jersey  07102
Telephone:  (973) 624-6432
Telefacsimile:  (973) 802-8608

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Otter Tail Corporation, 6.63% Senior Notes due December 1, 2011, PPN 689648 B# 9, principal, Make-Whole Amount or interest") to:

         Chase Manhattan Bank
         4 New York Plaza
         New York, New York  10004
         ABA #021000021
         Chase NYC/Cust
         A/C #900-9-000200 for F/C/T for domestic issuers use:  G 08965 CRD

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments, and written confirmation of each such payment, to be addressed:

         Hartford Investment Management Company
         c/o Portfolio Support
         P.O. Box 1744
         Hartford, Connecticut  06144-1744
         Telefacsimile:  (860) 297-8875/8876

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  06-0974148

Otter Tail Corporation                                   Note Purchase Agreement

                                                           PRINCIPAL AMOUNT
                      NAME AND ADDRESS                      OF NOTES TO BE
                        OF PURCHASER                          PURCHASED

MEDICA HEALTH PLAN                                            $1,500,000
c/o Prudential Private Placement Investors, Inc.
Four Gateway Center, 7th Floor
100 Mulberry Street
Newark, New Jersey  07102
Attention:  Institutional Asset Management
Telephone:  (973) 802-8608
Telecopy:  (973) 802-7045

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Otter Tail Corporation, 6.63% Senior Notes due December 1, 2011, PPN 689648 B# 9, principal, Make-Whole Amount or interest") to:

         Federal Reserve Bank of Boston
         ABA No. 011001234
         DDA No. 125261
         For:  Allina Medica Health Plan/AHHF5002082
         Attn:  MBS Income-Cost Center 1253

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  41-1242261

Otter Tail Corporation                                   Note Purchase Agreement

                                                           PRINCIPAL AMOUNT
                      NAME AND ADDRESS                      OF NOTES TO BE
                        OF PURCHASER                          PURCHASED

GENERAL ELECTRIC CAPITAL ASSURANCE COMPANY                   $13,000,000
c/o GE Financial Assurance
Account:  General Electric Capital Assurance Company
Two Union Square, 601 Union Street
Seattle, Washington  98101
Attention:  Investment Department, Private Placements
Phone Number:  (206) 516-4954
Fax Number:  (206) 516-4578

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Otter Tail Corporation, 6.63% Senior Notes due December 1, 2011, PPN 689648 B# 9, principal, premium or interest") to:

         Bankers Trust Company
         14 Wall Street
         New York, New York  10005
         SWIFT Code:  BKTR US 33
         ABA #021001033
         Account Number 99-911-145
         FCC #097833

Notices

All notices with respect to payments and written confirmation of each such payment, to be addressed:

         GE Financial Assurance
         Account:  General Electric Capital Assurance Company
         Two Union Square, 601 Union Street
         Seattle, Washington  98101
         Attention:  Investment Accounting
         Phone Number:  (206) 516-4649
         Fax Number:  (206) 516-4740

All other notices and communications (including original note agreement, conformed copy of the note agreement, amendment requests, financial statements) to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  SALKELD & CO.

Taxpayer I.D. Number:  91-6027719

Otter Tail Corporation                                   Note Purchase Agreement

                                                           PRINCIPAL AMOUNT
                      NAME AND ADDRESS                      OF NOTES TO BE
                        OF PURCHASER                          PURCHASED

GE EDISON LIFE INSURANCE COMPANY                             $10,000,000
c/o GE Financial Assurance
Account:  GE Edison Life Insurance Company (VIP Account)
Two Union Square, 601 Union Street
Seattle, Washington  98101
Attention:  Investment Department, Private Placements
Phone Number:  (206) 516-4954
Fax Number:  (206) 516-4578

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Otter Tail Corporation, 6.63% Senior Notes due December 1, 2011, PPN 689648 B# 9, principal, premium or interest") to:

         Bankers Trust Company
         14 Wall Street
         New York, New York  10005
         SWIFT Code:  BKTR US 33
         ABA #021001033
         Account Number 99-911-145
         FCC #098775

Notices

All notices with respect to payments and written confirmation of each such payment, to be addressed:

         GE Financial Assurance
         Account:  GE Edison Life Insurance Company (VIP Account)
         Two Union Square, 601 Union Street
         Seattle, Washington  98101
         Attention:  Investment Accounting
         Phone Number:  (206) 516-4649
         Fax Number:  (206) 516-4740

All other notices and communications (including original note agreement, conformed copy of the note agreement, amendment requests, financial statements) to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  SALKELD & CO.

Taxpayer I.D. Number:  None (Foreign Company)

Otter Tail Corporation                                   Note Purchase Agreement

                                                           PRINCIPAL AMOUNT
                      NAME AND ADDRESS                      OF NOTES TO BE
                        OF PURCHASER                          PURCHASED

GE CAPITAL LIFE ASSURANCE COMPANY OF NEW YORK                 $7,000,000
c/o GE Financial Assurance
Account:  GE Capital Life Assurance Company of New York
Two Union Square, 601 Union Street
Seattle, Washington  98101
Attention:  Investment Department, Private Placements
Telephone Number:  (206) 516-4954
Telefacsimile Number:  (206) 916-4863

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Otter Tail Corporation, 6.63% Senior Notes due December 1, 2011, PPN 689648 B# 9, principal, premium or interest") to:

         Bankers Trust Company
         14 Wall Street
         New York, New York  10005
         SWIFT Code:  BKTR US 33
         ABA #021001033
         Account Number 99-911-145
         FCC #097836

Notices

All notices with respect to payments and written confirmation of each such payment to be addressed:

         GE Financial Assurance
         Account:  GE Capital Life Assurance Company of New York
         Two Union Square, 601 Union Street
         Seattle, Washington  98101
         Attention:  Investment Accounting
         Telephone Number:  (206) 516-2871
         Telefacsimile Number:  (206) 516-4740

All other notices and communications (including original note agreement, conformed copy of the note agreement, amendment requests, financial statements) to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  SALKELD & CO.

Taxpayer I.D. Number:  22-2882416

Otter Tail Corporation                                   Note Purchase Agreement

                                                           PRINCIPAL AMOUNT
                      NAME AND ADDRESS                      OF NOTES TO BE
                        OF PURCHASER                          PURCHASED

FIRST COLONY LIFE INSURANCE COMPANY                          $5,000,000
c/o GE Financial Assurance
Account:  First Colony Life Insurance Company
Two Union Square, 601 Union Street
Seattle, Washington  98101
Attention:  Investment Department, Private Placements
Telephone Number:  (206) 516-4954
Telefacsimile Number:  (206) 516-4578

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Otter Tail Corporation, 6.63% Senior Notes due December 1, 2011, PPN 689648 B# 9, principal, premium or interest") to:

         Bankers Trust Company
         16 Wall Street
         New York, New York 10005
         SWIFT Code: BKTR US 33
         ABA #021001033
         Account Number 99-911-145
         FCC #098069
         Ref: security description, coupon, maturity, PPN #, identify principal or interest

Notices

All notices with respect to payments and written confirmation of each such payment to be addressed:

         GE Financial Assurance
         Account:  First Colony Life Insurance Company
         Two Union Square, 601 Union Street
         Seattle, Washington  98101
         Attention:  Investment Accounting
         Telephone Number:  (206) 516-2871
         Telefacsimile Number:  (206) 516-4740

All other notices and communications (including original note agreement, conformed copy of the note agreement, amendment requests, financial statements) to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  SALKELD & CO.

Taxpayer I.D. Number:  54-0596414

Otter Tail Corporation                                   Note Purchase Agreement

                                                           PRINCIPAL AMOUNT
                      NAME AND ADDRESS                      OF NOTES TO BE
                        OF PURCHASER                          PURCHASED

TREASURER OF THE STATE OF SOUTH CAROLINA                     $15,000,000
  SOUTH CAROLINA RETIREMENT SYSTEM
Wade Hampton Building
Columbia, South Carolina  29201

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Otter Tail Corporation, 6.63% Senior Notes due December 1, 2011, PPN 689648 B# 9, principal, premium or interest") to:


         Bank of New York
         ABA #0210000018
         BK=IOC 363
         S C Retirement System/862164

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  57-0882454

Otter Tail Corporation                                   Note Purchase Agreement

                                                           PRINCIPAL AMOUNT
                      NAME AND ADDRESS                      OF NOTES TO BE
                        OF PURCHASER                          PURCHASED

COUNTRY LIFE INSURANCE COMPANY                             $5,000,000
c/o Country Trust Bank Investment Management
808 IAA Drive
Bloomington, Illinois  61702
Attention:  John Jacobs
Telephone:  (309) 821-6260
Fax:  (309) 821-6177

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Otter Tail Corporation, 6.63% Senior Notes due December 1, 2011, PPN 689648 B# 9, principal, premium or interest") to:

         Northern Trust Chgo/Trust
         ABA Number 071000152
         Wire Account Number 5186041000
         For Further Credit to: 26-02712
         Account Name:  Country Life Insurance Company
         Representing P & I on (list security)

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above with a copy to:

         Country Life Insurance Company
         Attention:  Karent Brand (Investment Accounting)
         1701 Towanda Avenue
         P.O. Box 2000
         Bloomington, IL  61701
         Telephone:  (309) 821-2854
         Fax:  (309) 821-3538

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  37-0808781

                                  DEFINED TERMS

         Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the express requirements of this Agreement.

         Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

         As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

         "Acceptable Rating" shall mean in the case of Moody's a rating of "Baa3" (or the then current equivalent thereof) or better and in the case of S&P a rating of "BBB-" (or the then current equivalent thereof) or better and in the case of any other Designated Rating Agency, a rating equivalent to such Acceptable Rating of Moody's or S&P.

         "Additional Subsidiary Guarantor" is defined in Section 9.8.

         "Asset Disposition" means any Transfer except:

                   (a)     any

                            (i) Transfer from a Subsidiary to the Company or a Wholly-Owned Subsidiary;

                           (ii) Transfer from the Company to a Wholly-Owned Subsidiary; and

                          (iii) Transfer from the Company to a Subsidiary (other
                  than a Wholly-Owned Subsidiary) or from a Subsidiary to another Subsidiary (other than a Wholly-Owned Subsidiary), which in either case is for Fair Market Value,

         so long as immediately before and immediately after the consummation of any such Transfer and after giving effect thereto, no Default or Event of Default exists; and

                   (b) any Transfer made in the ordinary course of business and involving only property that is either (i) inventory held for sale or
         (ii) equipment, fixtures, supplies or materials no longer required in the operation of the business of the Company or any of its Subsidiaries or that is obsolete.

         "Affiliate" means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, "Control" means


                                   SCHEDULE B
                          (to Note Purchase Agreement)

Otter Tail Corporation                                   Note Purchase Agreement


the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

         "Bank Closing Date" shall have the meaning set forth in Section 9.9.

         "Bonds" shall mean any Bonds issued under the Indenture.

         "Bank Credit Agreement" shall mean the Credit Agreement dated as of October 31, 1997 among the Mid-States Development, Inc. (now Varistar) and First Bank National Association, the Letter Agreement effective June 1, 1990 between the Company and U.S. Bank National Association and the Letter Agreement dated as of May 31, 2001 between the Company and The Bank of New York, each as amended from time to time, any replacement, additional or successor agreement or agreements thereto or any other bank credit facility or bank credit facilities in effect from time to time with banks or other lending institutions.

         "Business Day" means (a) for the purposes of Section 8.7 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Minneapolis, Minnesota or New York, New York are required or authorized to be closed.

         "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

         "Capital Lease Obligation" means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

         "Closing" is defined in Section 3.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

         "Company" means Otter Tail Corporation, a Minnesota corporation.

         "Confidential Information" is defined in Section 20.

         "Consolidated Assets" means, at any time, the total assets of the Company and its Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.

Otter Tail Corporation                                   Note Purchase Agreement


         "Consolidated Debt" means, as of any date of determination, the total of all Debt of the Company and its Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP.

         "Consolidated Income Available for Interest Charges" means, with respect to any period, Consolidated Net Income for such period plus all amounts deducted in the computation thereof on account of (a) Interest Charges and (b) taxes imposed on or measured by income or excess profits.

         "Consolidated Net Income" means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP, provided that there shall be excluded:

                   (a) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Company or a Subsidiary, and the income (or loss) of any Person, substantially all of the assets of which have been acquired in any manner, realized by such other Person prior to the date of acquisition;

                   (b) the income (or loss) of any Person (other than a Subsidiary) in which the Company or any Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the Company or such Subsidiary in the form of cash dividends or similar cash distributions; provided, further, that in any fiscal year there shall not be excluded the first $1,000,000 of any such income (or loss) which is not so actually received;

                   (c) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary;

                   (d) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; provided, further, that in any fiscal year there shall not be excluded the first $5,000,000 restored to income from contingency reserves the provisions for which reserves were made out of income accrued during one or more prior fiscal years;

                   (e) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, conversion, exchange or other disposition of capital assets (such term to include, without limitation, (i) all non-current assets and, without duplication, (ii) the following, whether or not current: all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets, and all Securities);

Otter Tail Corporation                                   Note Purchase Agreement


                   (f) any gains resulting from any write-up of any assets (but not any loss resulting from any write-down of any assets);

                   (g) any gain from the collection of the proceeds of life insurance policies after payment from such proceeds of any related liabilities;

                   (h) any gain arising from the acquisition of any Security, or the extinguishment, under GAAP, of any Debt, of the Company or any Subsidiary;

                   (i) any net income or gain (but not any net loss) during such period from (i) any change in accounting principles in accordance with GAAP, (ii) any prior period adjustments resulting from any change in accounting principles in accordance with GAAP, (iii) any extraordinary items, or (iv) any discontinued operations or the disposition thereof;

                   (j) any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary; and

                   (k) in the case of a successor to the Company by consolidation or merger or as a transferee of its assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

         "Consolidated Net Worth" means, at any time,

                   (a) the total assets of the Company and its Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries, minus

                   (b) the total liabilities of the Company and its Subsidiaries which would be shown as liabilities on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP.

         "Consolidated Total Capitalization" means, at any time, the sum of Consolidated Net Worth and Consolidated Debt.

         "Debt" means, with respect to any Person, without duplication,

                   (a) its liabilities for borrowed money and its redemption obligations in respect of Redeemable Preferred Stock;

                   (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

Otter Tail Corporation                                   Note Purchase Agreement


                   (c) its Capital Lease Obligations;

                   (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); and

                   (e) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (d) hereof.

         Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (e) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

         "Debt Prepayment Application" means, with respect to any Transfer of property, the application by the Company or its Subsidiaries of cash in an amount equal to the Net Proceeds Amount with respect to such Transfer to pay Debt of the Company, provided that in the course of making such application, the Company shall give to each holder of Notes a written offer to prepay each outstanding Note held by such holder at par in accordance with the following provisions in a principal amount equal to the Ratable Portion of such Note. If any holder of a Note fails to accept such an offer of prepayment, then for purposes of the preceding sentence only the Company nevertheless shall be deemed to have paid Debt of the Company in an amount equal to the Ratable Portion for such Note. The offer to prepay shall specify a date for prepayment (the "Proposed Prepayment Date") not less than 30 days nor more than 45 days after the date of such offer. A holder of Notes may accept the offer to prepay by causing a notice of such acceptance to be delivered to the Company not later than 15 days after receipt by such holder of such offer, and a failure by a holder of Notes to accept an offer shall constitute a rejection of such offer by such holder. Upon delivery of an acceptance by the holder as set forth above of an offer by the Company to prepay such Notes, the Notes shall become due and payable at par on the Proposed Prepayment Date for such Notes. "Ratable Portion" for any Note means an amount equal to the product of (x) the Net Proceeds Amount being so applied to the payment of Debt of the Company multiplied by (y) a fraction of the numerator of which is the outstanding principal amount of such Note and the denominator of which is the aggregate principal amount of Debt of the Company.

         "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

         "Default Rate" means that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2% over the rate of interest publicly announced by U.S. Bank, National Association in Minneapolis, Minnesota as its "base" or "prime" rate.

         "Designated Rating Agencies" means Moody's and S&P and in the event that Moody's or S&P is not rating Debt of corporations the common shares of which are publicly traded, then another rating agency or agencies of recognized national standing.

Otter Tail Corporation                                   Note Purchase Agreement


         "Disposition Value" means, at any time, with respect to any property

                   (a) in the case of property that does not constitute Subsidiary Stock, the book value thereof, valued at the time of such disposition in good faith by the Company, and

                   (b) in the case of property that constitutes Subsidiary Stock, an amount equal to that percentage of book value of the assets of the Subsidiary that issued such stock as is equal to the percentage that the book value of such Subsidiary Stock represents of the book value of all of the outstanding capital stock of such Subsidiary (assuming, in making such calculations, that all Securities convertible into such capital stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof, in good faith by the Company.

         "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

         "Event of Default" is defined in Section 11.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Bonds" is defined in Section 9.6.

         "Fair Market Value" means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

         "Governmental Authority" means

                   (a)     the government of

Otter Tail Corporation                                   Note Purchase Agreement



                           (i) the United States of America or any State or
                   other political subdivision thereof, or

                           (ii) any jurisdiction in which the Company or any
                   Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

                   (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

         "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

                   (a) to purchase such Indebtedness or obligation or any property constituting security therefor;

                   (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

                   (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

                   (d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof.

In any computation of the Indebtedness or other liabilities of the obligor under any Guaranty, the Indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

         "Guaranty Agreement" is defined in Section 1.

         "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances, including all substances listed in or regulated in any Environmental Law that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, regulated, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

Otter Tail Corporation                                   Note Purchase Agreement


         "holder" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Company pursuant to Section 13.1.

         "Indebtedness" with respect to any Person means, at any time, without duplication,

                   (a) its liabilities for borrowed money and its redemption obligations in respect of Redeemable Preferred Stock;

                   (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                   (c) Capital Lease Obligations;

                   (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

                   (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

                   (f) Swaps of such Person; and

                   (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

         "Indenture" means the Indenture of Mortgage dated as of July 1, 1936, as supplemented by 45 supplemental indentures between the Company and U.S. Bank Trust, National Association, as trustee.

         "Institutional Investor" means (a) any original purchaser of a Note,
(b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

         "Intercreditor Agreement" means the intercreditor agreement in the form attached hereto as Exhibit 3 which will be executed by the Lenders and the Noteholders upon the occurrence of the Bank Closing Date.

         "Interest Charges" means, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with

Otter Tail Corporation                                   Note Purchase Agreement


GAAP): (a) all interest in respect of Debt of the Company and its Subsidiaries (including imputed interest on Capital Lease Obligations) deducted in determining Consolidated Net Income for such period, (b) all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Income for such period and (c) all dividends paid in respect of Preferred Stock.

         "Interest Charges Coverage Ratio" means, at any time, the ratio of (a) Consolidated Income Available for Interest Charges for the period of four consecutive fiscal quarters ending on, or most recently ended prior to, such time to (b) Interest Charges for such period.

         "Lender" means any Lender under the Bank Credit Agreement.

         "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

         "Make-Whole Amount" is defined in Section 8.7.

         "Material" means material in relation to the business, operations, affairs, financial condition, assets, or properties of the Company and its Subsidiaries taken as a whole.

         "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes or any Subsidiary Guarantor or Additional Subsidiary Guarantor to perform its obligations under the Guaranty Agreement, or (c) the validity or enforceability of this Agreement or the Notes or the Guaranty Agreement.

         "Memorandum" is defined in Section 5.3.

         "Moody's" means Moody's Investors Services Inc.

         "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

         "Net Proceeds Amount" means, with respect to any Transfer of any property by any Person, an amount equal to the difference of

                   (a) the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer) received by such Person in respect of such Transfer, minus

                   (b) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer.

Otter Tail Corporation                                   Note Purchase Agreement


         "Notes" is defined in Section 1.

         "Noteholder" means any holder of the Notes.

         "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

         "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

         "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

         "Preferred Stock" means, in respect of any corporation, shares of the capital stock of such corporation that are entitled to preference or priority over any other shares of the capital stock of such corporation in respect of payment of dividends or distribution of assets upon liquidation.

         "Priority Debt" means, at any time without duplication, the sum of (a) all Debt of the Company and of any Subsidiaries secured by Liens other than by Liens permitted by Sections 10.3(a) through (g) and (b) all Debt of Subsidiaries and Preferred Stock of Subsidiaries held by entities other than the Company or a Wholly-Owned Subsidiary; provided, that there shall be excluded from the definition of Priority Debt (i) any Debt of a Subsidiary to the Company or a Wholly-Owned Subsidiary, and (ii) the Guaranties of the Subsidiary Guarantors or any Additional Subsidiary Guarantor (x) under the Guaranty Agreement and (y) under the Bank Credit Agreement, provided, that after the Bank Closing Date the Guaranties referred to in clause (ii) will be excluded so long as the Intercreditor Agreement is in effect.

         "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

         "Property Reinvestment Application" means, with respect to any Transfer of property, the application of an amount equal to the Net Proceeds Amount with respect to such Transfer to the acquisition by the Company or any Subsidiary of operating assets of the Company or any Subsidiary to be used in the ordinary course of business of such Person.

         "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

Otter Tail Corporation                                   Note Purchase Agreement



         "Redeemable" means, with respect to the capital stock of any Person, each share of such Person's capital stock that is:

                   (a) redeemable, payable or required to be purchased or otherwise retired or extinguished, or convertible into Debt of such Person (i) at a fixed or determinable date, whether by operation of sinking fund or otherwise, (ii) at the option of any Person other than such Person, or (iii) upon the occurrence of a condition not solely within the control of such Person; or

                   (b) convertible into other Redeemable capital stock.

         "Required Holders" means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

         "Responsible Officer" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

         "Securities Act" means the Securities Act of 1933, as amended from time to time.

         "S&P" means Standard & Poor's Corporation.

         "Security" shall have the same meaning as in Regulation SX adopted by the Securities and Exchange Commission.

         "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

         "Significant Subsidiary" means at any time any Subsidiary that would at such time constitute a "significant subsidiary" (as such term is defined in Regulation S-X of the Securities and Exchange Commission as in effect on the date of the Closing) of the Company.

         "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

         "Subsidiary Guarantors" is defined in Section 1.

Otter Tail Corporation                                   Note Purchase Agreement

         "Subsidiary Stock" means, with respect to any Person, the stock or other equity (or any options or warrants to purchase stock or other equity or other Securities exchangeable for or convertible into stock or other equity) of any Subsidiary of such Person.

         "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

         "Total Utility Plant" means, at any time, the total Utility Plant of the Company which would be shown on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP.

         "Transfer" means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) or otherwise disposes of (including a dividend or a distribution other than a regular quarterly cash dividend paid by the Company or a distribution by the Company of additional shares of its common stock) any of its property, including, without limitation, Subsidiary Stock. For purposes of determining the application of the Net Proceeds Amount in respect of any Transfer, the Company may designate any Transfer as one or more separate Transfers each yielding a separate Net Proceeds Amount.

         "Utility Assets" means the assets of the Utility Plant.

         "Utility Plant" means all property (including separate and distinct plants, systems and properties), and all permanent improvements, extensions, additions and betterments to or about the plants and properties of the Company which are a part of the Company's electric utility system (including all generating and transmission plants and properties), and are properly chargeable under GAAP as additions to plant account including, without limiting the scope of the foregoing, property of the character described in the preceding provisions of this definition in process of construction or erection, so far as actually constructed or erected.

         "Utility Property Reinvestment Application" means, with respect to any Transfer of Utility Assets, the application of an amount equal to the Net Proceeds Amount with respect to such Transfer to the acquisition by the Company of Utility Assets.

         "Varistar" means Varistar Corporation, a Minnesota corporation and Wholly-Owned Subsidiary of the Company.

         "Wholly-Owned Subsidiary" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of

Otter Tail Corporation                                   Note Purchase Agreement


which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

                         CHANGES IN CORPORATE STRUCTURE


                                      None















                                  SCHEDULE 4.9
                          (to Note Purchase Agreement)

                              DISCLOSURE MATERIALS


                                      None













                                  SCHEDULE 5.3
                          (to Note Purchase Agreement)

          SUBSIDIARIES OF THE COMPANY AND OWNERSHIP OF SUBSIDIARY STOCK

                                                              JURISDICTION OF               PERCENT OWNERSHIP BY THE
                                                                  FORMATION                  CORPORATION AND ITS
                                                                                                  SUBSIDIARIES**
1.         Aerial Contractors, Inc.*                               North Dakota                        100%
2.         BTD Manufacturing, Inc.*                                Minnesota                           100%
3.         Chart L.L.C.                                            Minnesota                           100%
4.         Chassis Liner Corporation*                              Minnesota                           100%
5.         Chassis Liner Credit Corp.                              Minnesota                           100%
6.         Dakota Engineering, Inc.                                North Dakota                        100%
7.         Data Video Systems, Inc.                                Minnesota                           100%
8.         DMI Industries, Inc.*                                   North Dakota                        100%
9.         DMS Health Technologies, Inc.*                          North Dakota                        100%
10         DMS Imaging, Inc.*                                      North Dakota                        100%
11.        DMS Leasing, Inc.                                       North Dakota                        100%
12.        E.W. Wylie Corporation*                                 North Dakota                        100%
13.        Fargo Baseball, LLC                                     Minnesota                           100%
14.        Fargo Sports Concessions, LLC                           Minnesota                           100%
15.        KFGO, Inc.                                              North Dakota                        100%
16.        Mid-States Testing Company                              Minnesota                           100%
17.        Midwest Information Systems, Inc.*                      Minnesota                           100%
18.        Midwest Telephone Co.                                   Minnesota                           100%
19.        Minnesota Dakota Generating Company                     Minnesota                           100%
20.        MIS Investments, Inc.                                   Minnesota                           100%
21.        Moorhead Electric, Inc.*                                Minnesota                           100%







                                  SCHEDULE 5.4
                          (to Note Purchase Agreement)

22.        MSB, Inc.                                               North Dakota                        100%
23.        Northern Pipe Products, Inc.*                           North Dakota                        100%
24.        Nuclear Consultant, Inc.                                South Dakota                        100%
25.        Nuclear Imaging, Ltd.*                                  South Dakota                        100%
26.        Ord Corporation                                         Minnesota                           100%
27.        Osakis Telephone Company                                Minnesota                           100%
28.        Otter Tail Communications SD, Inc.                      South Dakota                        100%
29.        Otter Tail Energy Management Company                    Minnesota                           100%
30.        Otter Tail Energy Services Company*                     Minnesota                           100%
31.        Otter Tail Management Corporation                       Minnesota                           100%
32.        Otter Tail Realty Company                               Minnesota                           100%
33.        Precision Machine, Inc.*                                Minnesota                           100%
34.        Quadrant Co.                                            Minnesota                           100%
35.        St. George Steel Fabrication Inc.*                      Utah                                100%
36.        T.O. Plastics, Inc.*                                    Minnesota                           100%
37.        The Peoples Telephone Co. of Bigfork                    Minnesota                           100%
38.        Varistar Corporation (formerly known as                 Minnesota                           100%
           Mid-States Development, Inc.)*
39.        Vinyltech Corporation*                                  Arizona                             100%

-------------------------
*   Subsidiary Guarantor

         ** The stock of certain Subsidiaries is pledged to the Lenders pursuant to the current Bank Credit Agreement with Varistar.



                                     5.4-2

                              FINANCIAL STATEMENTS



Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2001

Quarterly Report on Form 10-Q for the Quarter Ended June 30, 2001

Quarterly Report on Form 10-Q for the Quarter Ended March 31, 2001

Annual Report on Form 10-K for the Year Ended December 31, 2000











                                  SCHEDULE 5.5
                          (to Note Purchase Agreement)

                               CERTAIN LITIGATION


                                      None












                                  SCHEDULE 5.8
                          (to Note Purchase Agreement)

                                  PATENTS, ETC.


                                      None












                                  SCHEDULE 5.11
                          (to Note Purchase Agreement)

                                 USE OF PROCEEDS



The proceeds will be used (i) to repay indebtedness of (a) $24 million of short-term indebtedness of Otter Tail and Varistar, (b) $18.2 million of 8.75% first mortgage bonds due September 15, 2021 of Otter Tail, and (c) $17.26 million of variable rate debt due October 31, 2007 of Varistar, (ii) to redeem $18 million of preferred stock of Otter Tail, (iii) to fund certain capital expenditures of Varistar of approximately $10 million, and (iv) for general corporate purposes.








                                  SCHEDULE 5.14
                          (to Note Purchase Agreement)

                              EXISTING INDEBTEDNESS

        LOCATION                             DESCRIPTION                                   AMOUNT

Otter Tail Corporation             7.25% First Mortgage Bonds                            $18,400,000
Otter Tail Corporation             8.75% First Mortgage Bonds                            $18,200,000
Otter Tail Corporation             8.25% First Mortgage Bonds                            $27,600,000
Otter Tail Corporation             4.65% Pollution Control Bonds                         $ 5,185,000
Otter Tail Corporation             4.85% Pollution Control Bonds                         $20,790,000
Otter Tail Corporation             Senior Debentures 6.375%                              $50,000,000
Otter Tail Corporation             Industrial Development Refunding Revenue
                                   Bonds 5.00%                                           $ 3,010,000
Otter Tail Corporation             Pollution Control Refunding                           $10,400,000
Otter Tail Corporation             Other                                                 $   923,000
Varistar Corporation               7.80% due October 31, 2007                            $10,333,000
Varistar Corporation               Variable due October 31, 2007                         $17,260,000
Varistar Corporation               8.15% due October 31, 2005                            $ 5,610,000
Varistar Corporation               Variable due July 3, 2007                             $ 4,690,000
Varistar Corporation               Other                                                 $13,521,000




                                  SCHEDULE 5.15
                          (to Note Purchase Agreement)

                                 [FORM OF NOTE]

                             OTTER TAIL CORPORATION


                       6.63% Senior Note December 1, 2011

No. [_______]                                                             [Date]
$[__________]                                                    PPN 689648 B# 9

         FOR VALUE RECEIVED, the undersigned, OTTER TAIL CORPORATION (herein called the "Company"), a corporation organized and existing under the laws of the State of Minnesota, hereby promises to pay to [____________], or registered assigns, the principal sum of [______________] DOLLARS on December 1, 2011, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 6.63% per annum from the date hereof, payable semiannually, on the first day of each June and December in each year, commencing with the June or December next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 8.63% or (ii) 2% over the rate of interest publicly announced by U.S. Bank National Association from time to time in Minneapolis, Minnesota as its "base" or "prime" rate.

         Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of the Company in Fargo, North Dakota or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

         This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to a Note Purchase Agreement, dated as of December 1, 2001 (as from time to time amended, the "Note Purchase Agreement"), among the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in
Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreement.

         This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the


                                    EXHIBIT 1
                          (to Note Purchase Agreement)
purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

         This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

         If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

         All amounts of principal, interest and Make-Whole Amount (as such term is defined in the Note Purchase Agreement) payable with respect to the Notes are unconditionally guaranteed by the Subsidiary Guarantors (as such term is defined in the Note Purchase Agreement), under and pursuant to that certain Guaranty Agreement dated as of December 1, 2001 from such Subsidiary Guarantors, all in accordance with the provisions of the Note Purchase Agreement.

         This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principals of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                                OTTER TAIL CORPORATION



                                                By
                                                   -----------------------------
                                                   Name:
                                                   Title:

                                     5-4-2

                           FORM OF GUARANTY AGREEMENT





                                    EXHIBIT 2
                          (to Note Purchase Agreement)

================================================================================





                               GUARANTY AGREEMENT










                          Dated as of December 1, 2001










         Re:             $90,000,000 6.63% Senior Notes
                              due December 1, 2011
                                       of
                            Otter Tail Corporation



================================================================================

                                TABLE OF CONTENTS

                          (Not a part of the Agreement)

SECTION                              HEADING                                                                     PAGE
Parties...........................................................................................................1

Recitals..........................................................................................................1

SECTION 1.                 DEFINITIONS............................................................................2


SECTION 2.                 GUARANTY OF NOTES AND NOTE AGREEMENT...................................................2


SECTION 3.                 GUARANTY OF PAYMENT AND PERFORMANCE....................................................2


SECTION 4.                 GENERAL PROVISIONS RELATING TO THE GUARANTY............................................3


SECTION 5.                 REPRESENTATIONS AND WARRANTIES OF THE GUARANTORS.......................................7


SECTION 6.                 AMENDMENTS, WAIVERS AND CONSENTS.......................................................9


SECTION 7.                 SUBMISSION TO JURISDICTION............................................................10


SECTION 8.                 NOTICES...............................................................................10


SECTION 9.                 MISCELLANEOUS.........................................................................11


Signature........................................................................................................12



ATTACHMENTS TO GUARANTY AGREEMENT:

EXHIBIT A   -   Guaranty Supplement

                               GUARANTY AGREEMENT


         Re:              $90,000,000 6.63% Senior Notes
                              due December 1, 2011
                            of Otter Tail Corporation
               -------------------------------------------------


         This GUARANTY AGREEMENT dated as of December 1, 2001 (the or this "Guaranty") is entered into on a joint and several basis by each of the undersigned (which parties are hereinafter referred to individually as a "Guarantor" and collectively as the "Guarantors")


                                    RECITALS

          A. Each Guarantor, is presently a directly or indirectly wholly-owned subsidiary of Otter Tail Corporation, a Minnesota corporation (the "Company").

          B. In order to raise funds to refinance existing Debt (as defined in the Note Agreement defined below) and for general corporate purposes, the Company has entered into the Note Purchase Agreement dated as of December 1, 2001 (the "Note Agreement") among the Company and each of the purchasers named on Schedule A attached to said Note Agreement (the "Initial Note Purchasers," together with their successors and assigns, the "Holders"), providing for, among other things, the issue and sale by the Company to the Initial Note Purchasers of the Company's 6.63% Senior Notes due December 1, 2011 in the aggregate principal amount of $90,000,000 (the "Notes").

          C. The Initial Note Purchasers have required as a condition of their purchase of the Notes that the Company cause each of the undersigned to enter into this Guaranty and to cause each Subsidiary (defined in the Note Agreement) which after the Closing (as defined in the Note Agreement) guarantees the Company's obligations under the Bank Credit Agreement ("Additional Subsidiary Guarantor") to enter into a Guaranty Supplement in substantially the form set forth in Exhibit A hereto (a "Guaranty Supplement"), in each case as security for the Notes, and the Company has agreed to cause the Guarantor to execute this Guaranty and to cause each Additional Subsidiary Guarantor to execute a Guaranty Supplement, in each case in order to induce the Initial Note Purchasers to purchase the Notes and thereby benefit the Company and its Subsidiaries by providing funds to enable the Company to refinance existing Debt (as further described in the Note Agreement) and to enable the Company and its Subsidiaries to have funds available for general corporate purposes.

         NOW, THEREFORE, as required by Section 4.10 of the Note Agreement and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, each Guarantor does hereby covenant and agree, jointly and severally as follows:

SECTION 1.           DEFINITIONS.

         Capitalized terms used herein shall have the meanings set forth in the Note Agreement unless herein defined or the context shall otherwise require.

SECTION 2.           GUARANTY OF NOTES AND NOTE AGREEMENT.

         (a) Each Guarantor jointly and severally does hereby irrevocably, absolutely and unconditionally guarantee unto the Holders: (1) the full and prompt payment of the principal of, premium, if any, and interest on the Notes from time to time outstanding, as and when such payments shall become due and payable, whether by lapse of time, upon redemption or prepayment, by extension or by acceleration or declaration or otherwise (including (to the extent legally enforceable) interest due on overdue payments of principal, premium, if any, or interest at the rate set forth in the Notes and interest accruing at the then applicable rate provided in the Notes after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) in Federal or other immediately available funds of the United States of America which at the time of payment or demand therefor shall be legal tender for the payment of public and private debts, (2) the full and prompt performance and observance by the Company of each and all of the obligations, covenants and agreements required to be performed or owed by the Company under the terms of the Notes and the Note Agreement and (3) the full and prompt payment, upon demand by any Holder, of all costs and expenses, legal or otherwise (including reasonable attorneys' fees), if any, as shall have been expended or incurred in the protection or enforcement of any rights, privileges or liabilities in favor of the Holders under or in respect of the Notes, the Note Agreement or under this Guaranty or in any action in connection therewith or herewith and in each and every case irrespective of the validity, regularity, or enforcement of any of the Notes or Note Agreement or any of the terms thereof or any other like circumstance or circumstances.

         (b) The liability of each Guarantor under this Guaranty shall not exceed an amount equal to a maximum amount as will, after giving effect to such maximum amount and all other liabilities of such Guarantor, contingent or otherwise, result in the obligations of such Guarantor hereunder not constituting a fraudulent transfer, obligation or conveyance.

SECTION 3.           GUARANTY OF PAYMENT AND PERFORMANCE.

         This is a guarantee of payment and performance and each Guarantor hereby waives, to the fullest extent permitted by law, any right to require that any action on or in respect of any Note or the Note Agreement be brought against the Company or any other Person or that resort be had to any direct or indirect security for the Notes or for this Guaranty or any other remedy. Any Holder may, at its option, proceed hereunder against any Guarantor in the first instance to collect monies when due, the payment of which is guaranteed hereby, without first proceeding against the Company or any other Person and without first resorting to any direct or indirect security for the Notes or for this Guaranty or any other remedy. The liability of each Guarantor hereunder shall in no way be affected or impaired by any acceptance by any Holder of any


                                    EXHIBIT 3
                           To Note Purchase Agreement
direct or indirect security for, or other guaranties of, any Debt, liability or obligation of the Company or any other Person to any Holder or by any failure, delay, neglect or omission by any Holder to realize upon or protect any such guarantees, Debt, liability or obligation or any notes or other instruments evidencing the same or any direct or indirect security therefor or by any approval, consent, waiver, or other action taken, or omitted to be taken by any such Holder.

         The covenants and agreements on the part of the Guarantors herein contained shall take effect as joint and several covenants and agreements, and references to the Guarantors shall take effect as references to each of them and none of them shall be released from liability hereunder by reason of the guarantee ceasing to be binding as a continuing security on any other of them.

SECTION 4.           GENERAL PROVISIONS RELATING TO THE GUARANTY.

         (a) Each Guarantor hereby consents and agrees that any Holder or Holders from time to time with or without the assent of any other Guarantor, may without in any manner affecting the liability of any other Guarantor under this Guaranty, and upon such terms and conditions as any such Holder or Holders may deem advisable:

                   (1) extend in whole or in part (by renewal or otherwise), modify, change, compromise, release or extend the duration of the time for the performance or payment of any Debt, liability or obligation of the Company or of any other Person secondarily or otherwise liable for any Debt, liability or obligations of the Company on the Notes, or waive any Default with respect thereto, or waive, modify, amend or change any provision of any other agreement or this Guaranty; or

                   (2) sell, release, surrender, modify, impair, exchange or substitute any and all property, of any nature and from whomsoever received, held by, or for the benefit of, any such Holder as direct or indirect security for the payment or performance of any Debt, liability or obligation of the Company or of any other Person secondarily or otherwise liable for any Debt, liability or obligation of the Company on the Notes; or

                   (3) settle, adjust or compromise any claim of the Company against any other Person secondarily or otherwise liable for any Debt, liability or obligation of the Company on the Notes.

         Each Guarantor hereby ratifies and confirms any such extension, renewal, change, sale, release, waiver, surrender, exchange, modification, amendment, impairment, substitution, settlement, adjustment or compromise and that the same shall be binding upon it, and hereby waives, to the fullest extent permitted by law, any and all defenses, counterclaims or offsets which it might or could have by reason thereof, it being understood that such Guarantor shall at all times be bound by this Guaranty and remain liable hereunder.

         (b) Each Guarantor hereby waives, to the fullest extent permitted by law:

                   (1) notice of acceptance of this Guaranty by the Holders or of the creation, renewal or accrual of any liability of the Company, present or future, or of the reliance of


                                    EXHIBIT 3
                           To Note Purchase Agreement
         such Holders upon this Guaranty (it being understood that every Debt, liability and obligation described in Section 2 hereof shall conclusively be presumed to have been created, contracted or incurred in reliance upon the execution of this Guaranty);

                   (2) demand of payment by any Holder from the Company or any other Person indebted in any manner on or for any of the Debt, liabilities or obligations hereby guaranteed; and

                   (3) presentment for the payment by any Holder or any other Person of the Notes or any other instrument, protest thereof and notice of its dishonor to any party thereto and to such Guarantor.

         The obligations of each Guarantor under this Guaranty and the rights of any Holder to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not be subject to any reduction, limitation, impairment or termination, whether by reason of any claim of any character whatsoever or otherwise and shall not be subject to any defense, set-off, counterclaim (other than any compulsory counterclaim), recoupment or termination whatsoever.

         (c) The obligations of each Guarantor hereunder shall be binding upon such Guarantor and its successors and assigns, and shall remain in full force and effect irrespective of:

                   (1) the genuineness, validity, regularity or enforceability of the Notes, the Note Agreement or any other agreement or any of the terms of any thereof, the continuance of any obligation on the part of the Company, or any other Guarantor or any other Person on or in respect of the Notes or under the Note Agreement or any other agreement or the power or authority or the lack of power or authority of the Company to issue the Notes or the Company to execute and deliver the Note Agreement or any other agreement or of any other Guarantor to execute and deliver this Guaranty or to perform any of its obligations hereunder or the existence or continuance of the Company, any other Guarantor or any other Person as a legal entity; or

                   (2) any default, failure or delay, willful or otherwise, in the performance by the Company, any other Guarantor or any other Person of any obligations of any kind or character whatsoever under the Notes, the Note Agreement or any other agreement; or

                   (3) any creditors' rights, bankruptcy, receivership or other insolvency proceeding of the Company, any other Guarantor or any other Person or in respect of the property of the Company, any other Guarantor or any other Person or any merger, consolidation, reorganization, dissolution, liquidation, the sale of all or substantially all of the assets of or winding up of the Company, any other Guarantor or any other Person; or

                   (4) impossibility or illegality of performance on the part of the Company, any other Guarantor or any other Person of its obligations under the Notes, the Note Agreement or any other agreements; or


                                    EXHIBIT 3
                           To Note Purchase Agreement

                   (5) in respect of the Company, any other Guarantor or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Company, any other Guarantor or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotion, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any federal or state regulatory body or agency, change of law or any other causes affecting performance, or any other force majeure, whether or not beyond the control of the Company, any other Guarantor or any other Person and whether or not of the kind hereinbefore specified; or

                   (6) any attachment, claim, demand, charge, Lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, Debt, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against the Company, any Guarantor or any other Person or any claims, demands, charges or Liens of any nature, foreseen or unforeseen, incurred by any Person, or against any sums payable in respect of the Notes or under the Note Agreement or this Guaranty, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided; or

                   (7) any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any body, agency, department, official or administrative or regulatory agency of any thereof or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by the Company, any Guarantor or any other Person of its respective obligations under or in respect of the Notes, the Note Agreement, this Guaranty or any other agreement; or

                   (8) the failure of any Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty; or

                   (9) any failure or lack of diligence in collection or protection, failure in presentment or demand for payment, protest, notice of protest, notice of default and of nonpayment, any failure to give notice to any Guarantor of failure of the Company, any other Guarantor or any other Person to keep and perform any obligation, covenant or agreement under the terms of the Notes, the Note Agreement, this Guaranty or any other agreement or failure to resort for payment to the Company, any other Guarantor or to any other Person or to any other guaranty or to any property, security, Liens or other rights or remedies; or

                  (10) the acceptance of any additional security or other guaranty, the advance of additional money to the Company or any other Person, the renewal or extension of the Notes or amendments, modifications, consents or waivers with respect to the Notes, the Note Agreement or any other agreement, or the sale, release, substitution or exchange of any security for the Notes; or


                                    EXHIBIT 3
                           To Note Purchase Agreement

                  (11) any merger or consolidation of the Company, any Guarantor or any other Person into or with any other Person or any sale, lease, transfer or other disposition of any of the assets of the Company, any Guarantor or any other Person to any other Person, or any change in the ownership of any shares of the Company, any Guarantor or any other Person; or

                  (12) any defense whatsoever that: (i) the Company or any other Person might have to the payment of the Notes (principal, premium, if any, or interest), other than payment thereof in Federal or other immediately available funds, or (ii) the Company or any other Person might have to the performance or observance of any of the provisions of the Notes, the Note Agreement or any other agreement, whether through the satisfaction or purported satisfaction by the Company, any other Guarantor or any other Person of its debts due to any cause such as bankruptcy, insolvency, receivership, merger, consolidation, reorganization, dissolution, liquidation, winding-up or otherwise; or

                  (13) any act or failure to act with regard to the Notes, the Note Agreement, this Guaranty or any other agreement or anything which might vary the risk of any Guarantor or any other Person; or

                  (14) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Guarantor or any other Person in respect of the obligations of any Guarantor or other Person under this Guaranty or any other agreement;

provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this Guaranty that the obligations of each Guarantor shall be absolute and unconditional and shall not be discharged, impaired or varied except by the payment of the principal of, premium, if any, and interest on the Notes in accordance with their respective terms whenever the same shall become due and payable as in the Notes provided and all other sums due and payable under the Note Agreement, at the place specified in and all in the manner and with the effect provided in the Notes and the Note Agreement, as each may be amended or modified from time to time. Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Company shall default under or in respect of the terms of the Notes or the Note Agreement and that notwithstanding recovery hereunder for or in respect of any given default or defaults by the Company under the Notes or the Note Agreement, this Guaranty shall remain in full force and effect and shall apply to each and every subsequent default.

         (d) Subject to the limitations under the Note Agreement on the rights of a Holder to transfer or assign the Notes, all rights of any Holder may be transferred or assigned at any time and shall be considered to be transferred or assigned at any time or from time to time upon the transfer of such Note whether with or without the consent of or notice to the Guarantors under this Guaranty or to the Company.

         (e) To the extent of any payments made under this Guaranty, each Guarantor shall be subrogated to the rights of the Holder upon whose Notes such payment was made, but such

                                    EXHIBIT 3
                           To Note Purchase Agreement

Guarantor covenants and agrees that such right of subrogation shall be subordinate in right of payment to the prior indefeasible final payment in cash in full of all amounts due and owing by the Company with respect to the Notes and the Note Agreement and by the Guarantors under this Guaranty, and the Guarantors shall not take any action to enforce such right of subrogation, and the Guarantors shall not accept any payment in respect of such right of subrogation, until all amounts due and owing by the Company under or in respect of the Notes and the Note Agreement and all amounts due and owing by the Guarantors hereunder have indefeasibly been finally paid in cash in full. If any amount shall be paid to any Guarantor in violation of the preceding sentence at any time prior to the later of the indefeasible payment in cash in full of the Notes and all other amounts payable under the Notes, the Note Agreement and this Guaranty, such amount shall be held in trust for the benefit of the Holders and shall forthwith be paid to the Holders to be credited and applied to the amounts due or to become due with respect to the Notes and all other amounts payable under the Note Agreement and this Guaranty, whether matured or unmatured. Each Guarantor acknowledges that it has received direct and indirect benefits from the financing arrangements contemplated by the Note Agreement and that the waiver set forth in this paragraph (e) is knowingly made as a result of the receipt of such benefits.

         (f) Each Guarantor agrees that to the extent the Company, any other Guarantor or any other Person makes any payment on any Note, which payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to a trustee, receiver, or any other Person under any bankruptcy code, common law, or equitable cause, then and to the extent of such payment, the obligation or the part thereof intended to be satisfied shall be revived and continued in full force and effect with respect to the Guarantors' obligations hereunder, as if said payment had not been made. The liability of the Guarantors hereunder shall not be reduced or discharged, in whole or in part, by any payment to any Holder from any source that is thereafter paid, returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity, or fraud asserted by any account debtor or by any other Person.

         (g) No Holder shall be under any obligation: (1) to marshall any assets in favor of the Guarantors or in payment of any or all of the liabilities of the Company under or in respect of the Notes or the obligations of the Guarantors hereunder or (2) to pursue any other remedy that the Guarantors may or may not be able to pursue themselves and that may lighten the Guarantors' burden, any right to which each Guarantor hereby expressly waives.

         (h) The obligations of each Guarantor under this Guaranty rank pari passu in right of payment with all other Debt of such Guarantor which is not secured or which is not expressly subordinated in right of payment to any other Debt of such Guarantor.

SECTION 5.           REPRESENTATIONS AND WARRANTIES OF THE GUARANTORS.

         Each Guarantor represents and warrants to each Holder that:

         (a) Such Guarantor is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly

                                    EXHIBIT 3
                           To Note Purchase Agreement
qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on (1) the business, operations, affairs, financial condition, assets, properties or prospects of such Guarantor and its subsidiaries, taken as a whole, or (2) the ability of such Guarantor to perform its obligations under this Guaranty, or (3) the validity or enforceability of this Guaranty (herein in this Section 5, a "Material Adverse Effect"). Such Guarantor has the power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Guaranty and to perform the provisions hereof.

          (b) This Guaranty has been duly authorized by all necessary action on the part of such Guarantor, and this Guaranty constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, obligation or conveyance or other similar laws affecting the enforcement of creditors' rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (c) The execution, delivery and performance by such Guarantor of this Guaranty will not (1) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Guarantor or any of its subsidiaries under its corporate charter or by-laws, or except for contraventions, breaches or defaults which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, under any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, or any other agreement or instrument to which such Guarantor or any of its subsidiaries is bound or by which such Guarantor or any of its subsidiaries or any of their respective properties may be bound or affected, (2) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Guarantor or any of its subsidiaries or (3) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Guarantor or any of its subsidiaries.

         (d) No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by such Guarantor of this Guaranty.

         (e) (1) Except as disclosed in Schedule 5.8 to the Note Agreement, there are no actions, suits or proceedings pending or, to the knowledge of such Guarantor, threatened against or affecting such Guarantor or any of its subsidiaries or any property of such Guarantor or any of its subsidiaries in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

             (2) Neither such Guarantor nor any of its subsidiaries is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order,

                                    EXHIBIT 3
                           To Note Purchase Agreement
judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         (f) Such Guarantor is solvent, has capital not unreasonably small in relation to its business or any contemplated or undertaken transaction and has assets having a value both at fair valuation and at present fair salable value greater than the amount required to pay its debts as they become due and greater than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured. Such Guarantor does not intend to incur, or believe that it will incur, debts beyond its ability to pay such debts as they become due. Such Guarantor will not be rendered insolvent by the execution and delivery of, and performance of its obligations under, this Guaranty. Such Guarantor does not intend to hinder, delay or defraud its creditors by or through the execution and delivery of, or performance of its obligations under, this Guaranty.

SECTION 6.           AMENDMENTS, WAIVERS AND CONSENTS.

         (a) This Guaranty may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of each Guarantor and the Required Holders, except that (1) no amendment or waiver of any of the provisions of Sections 2, 3 or 4, or any defined term (as it is used therein), will be effective as to any Holder unless consented to by such Holder in writing, and (2) no such amendment or waiver may, without the written consent of each Holder, (i) change the percentage of the principal amount of the Notes the Holders of which are required to consent to any such amendment or waiver, or (ii) amend this Section 6.

         (b) The Guarantors will provide each Holder (irrespective of the amount of Notes then owned by it) with sufficient information, and shall be afforded the opportunity of considering the same for a period of not less than 30 days and shall be supplied by the Guarantors with a brief statement regarding the reasons for any such proposed waiver or amendment, a copy of the proposed waiver or amendment and such other information regarding such amendment as any Holder shall reasonably request to enable it to make an informed decision with respect thereto. The Guarantors will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 6 to each Holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Holders.

         (c) Each Guarantor agrees it will not directly or indirectly pay or cause to be paid any remuneration, whether by way of fee or otherwise, or grant any security, to any Holder as consideration for or as an inducement to the entering into by any Holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each Holder even if such Holder did not consent to such waiver or amendment.


                                    EXHIBIT 3
                           To Note Purchase Agreement

         (d) Any amendment or waiver consented to as provided in this Section 6 applies equally to all Holders and is binding upon them and upon each future holder and upon the Guarantors. No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Guarantors and any Holder nor any delay in exercising any rights hereunder shall operate as a waiver of any rights of any Holder. As used herein, the term "this Guaranty" and references thereto shall mean this Guaranty as it may from time to time be amended or supplemented.

SECTION 7.           SUBMISSION TO JURISDICTION.

         Any legal action or proceeding with respect to this Guaranty or any document relating thereto shall be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and in no other courts, and, by execution and delivery of this Guaranty, each Guarantor hereby accepts for itself and in respect of its property generally and unconditionally, the jurisdiction of the aforesaid courts. Each Guarantor hereby irrevocably and unconditionally waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have to the bringing of any action or proceeding in such respective jurisdiction and waives personal service of any and all process upon it, and consents that all such service of process be made by delivery to it at the address set forth in Section 8 and that service so made shall be deemed to be completed upon actual receipt.

SECTION 8.           NOTICES.

         All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                   (1) if to an Initial Note Purchaser or such Initial Note Purchaser's nominee, to such Initial Note Purchaser or such Initial Note Purchaser's nominee at the address specified for such communications on Schedule A to the Note Agreement, or at such other address as such Initial Note Purchaser or such Initial Note Purchaser's nominee shall have specified to any Guarantor or the Company in writing,

                   (2) if to any other Holder, to such Holder at such address as such Holder shall have specified to any Guarantor or the Company in writing, or

                   (3) if to any Guarantor, to such Guarantor c/o the Company at 3203 32nd Avenue, Fargo, North Dakota 58106-9156, or at such other address as such Guarantor shall have specified to the Holders in writing.

Notices under this Section 8 will be deemed given only when actually received.

                                    EXHIBIT 3
                           To Note Purchase Agreement

SECTION 9.           MISCELLANEOUS.

         (a) No remedy herein conferred upon or reserved to any Holder is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle any Holder to exercise any remedy reserved to it under the Guaranty, it shall not be necessary for such Holder to physically produce its
Note in any proceedings instituted by it or to give any notice, other than such notice as may be herein expressly required.

         (b) The Guarantors will pay all sums becoming due under this Guaranty by the method and at the address specified for such purpose on Schedule A to the Note Agreement, or by such other reasonable method or at such other address as any Holder shall have from time to time specified to the Guarantors in writing for such purpose, without the presentation or surrender of this Guaranty or any Note.

         (c) Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

         (d) If the whole or any part of this Guaranty shall be now or hereafter become unenforceable against any one or more of the Guarantors for any reason whatsoever or if it is not executed by any one or more of the Guarantors, this Guaranty shall nevertheless be and remain fully binding upon and enforceable against each other Guarantor as if it had been made and delivered only by such other Guarantors.

         (e) This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of each Holder and its successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not, so long as its Notes remain outstanding and unpaid.

         (f) This Guaranty may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

         (g) This Guaranty shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, but excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                    EXHIBIT 3
                           To Note Purchase Agreement

         IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed by an authorized representative as of this first day of December, 2001.

                                      AERIAL CONTRACTORS, INC.


                                   By  /s/ LAURIS MOLBERT
                                      ------------------------------------------
                                      Name:  LAURIS MOLBERT
                                            ------------------------------------
                                      Title: DIRECTOR
                                            ------------------------------------

                                      BTD MANUFACTURING, INC.


                                   By  /s/ LAURIS MOLBERT
                                      ------------------------------------------
                                      Name:  LAURIS MOLBERT
                                             -----------------------------------
                                      Title: DIRECTOR
                                             -----------------------------------


                                      CHASSIS LINER CORPORATION


                                   By  /s/ LAURIS MOLBERT
                                      ------------------------------------------
                                      Name:  LAURIS MOLBERT
                                             -----------------------------------
                                      Title: DIRECTOR
                                             -----------------------------------

                                      DMI INDUSTRIES, INC.


                                   By  /s/ LAURIS MOLBERT
                                      ------------------------------------------
                                      Name:  LAURIS MOLBERT
                                             -----------------------------------
                                      Title: DIRECTOR
                                             -----------------------------------

                                      DMS HEALTH TECHNOLOGIES


                                   By  /s/ LAURIS MOLBERT
                                      ------------------------------------------
                                      Name:  LAURIS MOLBERT
                                             -----------------------------------
                                      Title: DIRECTOR
                                             -----------------------------------

                                   DMS IMAGING, INC.


                                   By  /s/ LAURIS MOLBERT
                                      ------------------------------------------
                                      Name:  LAURIS MOLBERT
                                             -----------------------------------
                                      Title: DIRECTOR
                                             -----------------------------------

                                    EXHIBIT 3
                           To Note Purchase Agreement

                                       E.W. WYLIE CORPORATION


                                   By  /s/ LAURIS MOLBERT
                                      ------------------------------------------
                                      Name:  LAURIS MOLBERT
                                             -----------------------------------
                                      Title: DIRECTOR
                                             -----------------------------------

                                      MIDWEST INFORMATION SYSTEMS, INC.


                                   By  /s/ LAURIS MOLBERT
                                      ------------------------------------------
                                      Name:  LAURIS MOLBERT
                                             -----------------------------------
                                      Title: DIRECTOR
                                             -----------------------------------

                                      MOORHEAD ELECTRIC, INC.


                                   By  /s/ LAURIS MOLBERT
                                      ------------------------------------------
                                      Name:  LAURIS MOLBERT
                                             -----------------------------------
                                      Title: DIRECTOR
                                             -----------------------------------

                                      NORTHERN PIPE PRODUCTS, INC.


                                   By  /s/ LAURIS MOLBERT
                                      ------------------------------------------
                                      Name:  LAURIS MOLBERT
                                             -----------------------------------
                                      Title: DIRECTOR
                                             -----------------------------------

                                      NUCLEAR IMAGING, LTD


                                   By  /s/ LAURIS MOLBERT
                                      ------------------------------------------
                                      Name:  LAURIS MOLBERT
                                             -----------------------------------
                                      Title: DIRECTOR
                                             -----------------------------------

                                      OTTER TAIL ENERGY SERVICES COMPANY


                                   By /s/ KEVIN MOUG
                                      ------------------------------------------
                                      Name:  KEVIN MOUG
                                             -----------------------------------
                                      Title: TREASURER
                                             -----------------------------------


                                    EXHIBIT 3
                           To Note Purchase Agreement

                                   PRECISION MACHINE, INC.


                                   By  /s/ LAURIS MOLBERT
                                      ------------------------------------------
                                      Name:  LAURIS MOLBERT
                                             -----------------------------------
                                      Title: DIRECTOR
                                             -----------------------------------

                                      ST. GEORGE STEEL FABRICATION, INC.


                                   By  /s/ LAURIS MOLBERT
                                      ------------------------------------------
                                      Name:  LAURIS MOLBERT
                                             -----------------------------------
                                      Title: DIRECTOR
                                             -----------------------------------

                                      T.O. PLASTICS, INC.


                                   By  /s/ LAURIS MOLBERT
                                      ------------------------------------------
                                      Name:  LAURIS MOLBERT
                                             -----------------------------------
                                      Title: DIRECTOR
                                             -----------------------------------

                                      VARISTAR CORPORATION


                                   By  /s/ LAURIS MOLBERT
                                      ------------------------------------------
                                      Name:  LAURIS MOLBERT
                                             -----------------------------------
                                      Title: DIRECTOR
                                             -----------------------------------

                                      VINYLTECH CORPORATION


                                   By  /s/ LAURIS MOLBERT
                                      ------------------------------------------
                                      Name:  LAURIS MOLBERT
                                             -----------------------------------
                                      Title: DIRECTOR
                                             -----------------------------------

                                    EXHIBIT 3
                           To Note Purchase Agreement

                               GUARANTY SUPPLEMENT




To the Holders of the Notes
  of Otter Tail Corporation
  (the "Company")

Ladies and Gentlemen:

         WHEREAS, in order to refinance existing indebtedness and for general corporate purposes, the Company issued its 6.63% Senior Notes due December 1, 2011 in the aggregate principal amount of $90,000,000 (the "Notes") pursuant to the Note Purchase Agreement dated as of December 1, 2001 (the "Note Agreement") among the Company and each of the purchasers named on Schedule A attached to said Note Agreement (the "Initial Note Purchasers").

         WHEREAS, as a condition precedent to their purchase of the Notes, the Initial Note Purchasers required that certain Subsidiaries of the Company enter into a Guaranty Agreement as security for the Notes (the "Guaranty").

         Pursuant to Section 9.8 of the Note Agreement, the Company has agreed to cause the undersigned, ____________, a corporation organized under the laws of ______________ (the "Additional Subsidiary Guarantor"), to execute the Guaranty. In accordance with the requirements of the Guaranty, the Additional Subsidiary Guarantor desires to amend the definition of Guarantor (as the same may have been heretofore amended) set forth in the Guaranty attached hereto so that at all times from and after the date hereof, the Additional Subsidiary Guarantor shall be jointly and severally liable as set forth in the Guaranty for the obligations of the Company under the Note Agreement and Notes to the extent and in the manner set forth in the Guaranty.

         The undersigned is the duly elected ____________ of the Additional Subsidiary Guarantor, a subsidiary of the Company, and is duly authorized to execute and deliver this Guaranty Supplement to each of you. The execution by the undersigned of this Guaranty Supplement shall evidence its consent to and acknowledgment and approval of the terms set forth herein and in the Guaranty and by such execution the Additional Subsidiary Guarantor shall be deemed to have made in favor of the Holders the representations and warranties set forth in Section 5 of the Guaranty.

         Upon execution of this Guaranty Supplement, the Guaranty shall be deemed to be amended as set forth above. Except as amended herein, the terms and provisions of the Guaranty are hereby ratified, confirmed and approved in all respects.

                                    EXHIBIT A
                             (to Guaranty Agreement)

         Any and all notices, requests, certificates and other instruments (including the Notes) may refer to the Guaranty without making specific reference to this Guaranty Supplement, but nevertheless all such references shall be deemed to include this Guaranty Supplement unless the context shall otherwise require.

         Dated:  _________________, ____.



                                       [NAME OF ADDITIONAL SUBSIDIARY
                                          GUARANTOR]



                                       By
                                           Name: _______________________________
                                           Title: ______________________________







                                   EXHIBIT 3
                           To Note Purchase Agreement

                         FORM OF INTERCREDITOR AGREEMENT





                                   EXHIBIT 3
                           To Note Purchase Agreement

================================================================================







                             INTERCREDITOR AGREEMENT


                          Dated as of December 1, 2001




             Re: $90,000,000 6.63% Senior Notes due December 1, 2011




                                       of




                             OTTER TAIL CORPORATION







================================================================================

                                TABLE OF CONTENTS

SECTION                              HEADING                            PAGE

Parties.....................................................................1

Recitals....................................................................1

SECTION 1.                 DEFINITIONS......................................2


SECTION 2.                 SHARING OF RECOVERIES............................4


SECTION 3.                 AGREEMENTS AMONG THE CREDITORS...................4

       Section 3.1.        Independent Actions by Creditors.................4
       Section 3.2.        Relation of Creditors............................4
       Section 3.3.        Acknowledgment of Guaranties.....................5
       Section 3.4.        Additional Guarantors............................5
       Section 3.5.        Additional Lenders...............................5

SECTION 4.                 MISCELLANEOUS....................................5

       Section 4.1.        Entire Agreement.................................5
       Section 4.2.        Notices..........................................5
       Section 4.3.        Successors and Assigns...........................5
       Section 4.4.        Consents, Amendment, Waivers.....................5
       Section 4.5.        Governing Law....................................5
       Section 4.6.        Counterparts.....................................6
       Section 4.7.        Sale of Interest.................................6
       Section 4.8.        Severability.....................................6
       Section 4.9.        Expenses.........................................6
       Section 4.10.       Term of Agreement................................6

Signatures..................................................................7

                             INTERCREDITOR AGREEMENT

         INTERCREDITOR AGREEMENT dated as of December 1, 2001 among the Creditors (as defined below) and Otter Tail Corporation, a corporation incorporated under the laws of Minnesota (the "Company").


                                    RECITALS:

          A. Under and pursuant to the Note Purchase Agreement, dated as of December 1, 2001 (the "Note Purchase Agreement"), among the Company and the purchasers named on Schedule A attached to the Note Purchase Agreement (individually a "Noteholder" and collectively, the "Noteholders"), the Company proposes to issue and sell to the Noteholders $90,000,000 aggregate principal amount of its 6.63% Senior Notes, due December 1, 2011 (the "Notes").

          B. The Noteholders have required as a condition of their purchase of the Notes that each of the Subsidiaries listed as signatories to the Guaranty Agreement referred to in the Note Purchase Agreement (each being a "Subsidiary Guarantor" and collectively the "Subsidiary Guarantors"), enter into a guaranty as security for the Notes and accordingly the Subsidiary Guarantor has agreed to provide a guaranty. Each such Subsidiary Guarantor proposes to execute and deliver the Guaranty Agreement (each a "Noteholders' Guaranty" and collectively the "Noteholders' Guaranties") dated as of December 1, 2001, pursuant to which such Subsidiary Guarantor will irrevocably, absolutely and unconditionally guarantee to the Noteholders the payment of the principal of, premium, if any, and interest on the Notes and the payment and performance of all other obligations of the Company under the Note Purchase Agreement.

          C. Under and pursuant to that certain Bank Credit Agreement dated as of _____________ (as such agreement may be modified or amended, including any increase in the amount thereof and the addition of any lending institution which may become a Lender (as defined below) and including any replacement, additional or successor agreement or agreements thereto, the "Credit Agreement") between the Company and various lending institutions (individually a "Lender" and collectively the "Lenders"), the Lenders have made available to the Company certain credit facilities in a current aggregate principal amount up to $______________ (all amounts outstanding in respect of said credit facilities being hereinafter collectively referred to as the "Loans").

          D. In connection with the execution of the Credit Agreement and as security for the Loans made thereunder, the Subsidiary Guarantors have heretofore guaranteed to the Lenders the payment of the Loans and all other obligations of the Company under the Credit Agreement under that certain guaranty agreement (as such agreement may be modified, amended, renewed or replaced, including any increase in the amount thereof, the "Lenders' Guaranty").

                                                         Intercreditor Agreement


          E. The Lenders' Guaranty and the Noteholders' Guaranty are each hereinafter individually referred to as a "Subsidiary Guaranty" and collectively referred to as the "Subsidiary Guaranties."

          F. The Company and the Subsidiary Guarantors contemplate that from time to time after the date hereof, additional subsidiaries of the Company may, subject to the terms and conditions of the Credit Agreement and the Note Purchase Agreement, issue additional guaranties which the Company, the Subsidiary Guarantors and the Creditors wish to become subject to this Intercreditor Agreement pursuant to the requirements of ss.3.4 hereof.

          G. Pursuant to the requirements of Section 9.9 of the Note Purchase Agreement, the Company has requested and the Lenders and the Noteholders have agreed that the Bank Closing Date has occurred and, accordingly, the Lenders under the New Bank Agreement and the Noteholders hereby enter into this Agreement effective as of the Bank Closing Date.

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.   DEFINITIONS.

          The following terms shall have the meanings assigned to them below in this ss.1 or in the provisions of this Agreement referred to below:

          "Additional Guarantors" shall mean the Subsidiaries which are intended to be subject to this Intercreditor Agreement pursuant to the requirements of ss.3.4 hereof.

          "Bank Closing Date" shall have the meaning set forth in the Note Purchase Agreement.

          "Company" shall have the meaning assigned thereto in the Recitals hereof.

          "Credit Agreement" shall have the meaning assigned thereto in the Recitals hereof.

          "Creditor" shall individually mean any Lender or Noteholder and "Creditors" shall mean all of the Lenders and the Noteholders.

          "Excess Subsidiary Payment" shall mean as to any Creditor an amount equal to the Subsidiary Payment received by such Creditor less the Pro Rata Share of Subsidiary Payments to which such Creditor is then entitled.

          "Lender" and "Lenders" shall have the meanings assigned thereto in the Recitals hereto.

          "Lenders Guaranty" shall have the meanings assigned thereto in the Recitals hereof.

          "Loans" shall have the meaning assigned thereto in the Recitals hereof.

                                                         Intercreditor Agreement


          "New Bank Agreement" shall have the meaning set forth in the Note Purchase Agreement.

          "Note Purchase Agreement" shall have the meaning assigned thereto in the Recitals hereof.

          "Noteholder" or Noteholders" shall have the meanings assigned thereto in the Recitals hereof.

          "Noteholders' Guaranty" and "Noteholders' Guaranties" shall have the meaning assigned thereto in the Recitals hereof.

          "Notes" shall have the meaning assigned thereto in the Recitals hereof.

          "Person" shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

          "Pro Rata Share of Subsidiary Payments" shall mean as of the date of any Subsidiary Payment to a Creditor in respect to a Subsidiary Agreement an amount equal to the product obtained by multiplying (a) the amount of all Subsidiary Payments made by the Subsidiary Guarantors to all Creditors less all reasonable costs incurred by such Creditors in connection with the collection of such Subsidiary Payments by (b) a fraction, the numerator of which shall be the Specified Amount owing to such Creditor, and the denominator of which is the aggregate amount of all outstanding Subject Obligations (without giving effect in the denominator to the application of any such Subsidiary Payments).

          "Receiving Creditor" shall have the meaning assigned thereto in ss.2.

          "Specified Amount" shall mean as to any Creditor the aggregate amount of the Subject Obligations owed to such Creditor.

          "Subject Obligations" shall mean all principal of, premium, if any, and interest on, the Notes and the Loans and all other payment obligations of the Company under or in respect of the Notes and the Loans and under the Note Purchase Agreement or the Credit Agreement and any other payment obligations of the Company to the Lenders which are guaranteed by the Lenders' Guaranty.

          "Subsidiary Agreements" shall mean the Subsidiary Guaranties.

          "Subsidiary Guarantor" and "Subsidiary Guarantors" shall have the meaning assigned thereto in the Recitals hereof.

          "Subsidiary Guaranty" and "Subsidiary Guaranties" shall have the meanings assigned thereto in the Recitals hereof.

          "Subsidiary Payment" shall have the meaning assigned thereto in ss.2.

                                                         Intercreditor Agreement


SECTION 2.   SHARING OF RECOVERIES.

          Each Creditor hereby agrees with each other Creditor that payments (including payments made through setoff of deposit balances or otherwise or payments or recoveries from any security interest granted to any Creditor) made pursuant to the terms of the Subsidiary Agreements (a "Subsidiary Payment") shall be shared so that each Creditor shall receive its Pro Rata Share of Subsidiary Payments. Accordingly, each Creditor hereby agrees that in the event
(i) any Creditor shall receive a Subsidiary Payment (a "Receiving Creditor") and
(ii) any other Creditor shall not concurrently receive its Pro Rata Share of Subsidiary Payments from such Subsidiary Guarantor, then the Receiving Creditor shall promptly remit the Excess Subsidiary Payment to each other Creditor who shall then be entitled thereto so that after giving effect to such payment (and any other payments then being made by any other Receiving Creditor pursuant to this ss.2) each Creditor shall have received its Pro Rata Share of Subsidiary Payments.

          Any such payments shall be deemed to be and shall be made in consideration of the purchase for cash at face value, but without recourse, ratably from the other Creditors such amount of Notes or Loans (or interest therein), as the case may be, to the extent necessary to cause such Receiving Creditor to share such Excess Subsidiary Payment with the other Creditors as hereinabove provided; provided, however, that if any such purchase or payment is made by any Receiving Creditor and if such Excess Subsidiary Payment or part thereof is thereafter recovered from such Receiving Creditor by such Subsidiary Guarantor (including, without limitation, by any trustee in bankruptcy of such Subsidiary Guarantor or any creditor thereof), the related purchase from the other Creditors shall be rescinded ratably and the purchase price restored as to the portion of such Excess Subsidiary Payment so recovered, but without interest; and provided further nothing herein contained shall obligate any Creditor to resort to any setoff, application of deposit balance or other means of payment under any Subsidiary Agreement or avail itself of any recourse by resort to any property of the Company or any Subsidiary Guarantor, the taking of any such action to remain within the absolute discretion of such Creditor without obligation of any kind to the other Creditors to take any such action. In the event a Creditor shall determine that it is reasonably necessary to evidence the purchase of Notes or Loans (or an interest therein) by such Creditor pursuant to the foregoing provisions of this paragraph, the seller thereof upon the request of such Creditor shall take such action as shall be necessary to document such purchase.

SECTION 3.   AGREEMENTS AMONG THE CREDITORS.

          Section 3.1. Independent Actions by Creditors. Nothing contained in this Agreement shall prohibit any Creditor from accelerating the maturity of, or demanding payment from a Subsidiary Guarantor on, any Subject Obligation of the Company to such Creditor or from instituting legal action against the Company or a Subsidiary Guarantor to obtain a judgment or other legal process in respect of such Subject Obligation, but any funds received from a Subsidiary Guarantor in connection with any recovery therefrom shall be subject to the terms of this Agreement.

          Section 3.2. Relation of Creditors. This Agreement is entered into solely for the purposes set forth herein, and no Creditor assumes any responsibility to any other party hereto to

                                                         Intercreditor Agreement



advise such other party of information known to such other party regarding the financial condition of the Company or a Subsidiary Guarantor or of any other circumstances bearing upon the risk of nonpayment of the Subject Obligation. Each Creditor specifically acknowledges and agrees that nothing contained in this Agreement is or is intended to be for the benefit of the Company or a Subsidiary Guarantor and nothing contained herein shall limit or in any way modify any of the obligations of the Company or any Subsidiary Guarantor to the Creditors.

          Section 3.3. Acknowledgment of Guaranties. The Lenders hereby expressly acknowledge the existence of the Noteholders' Guaranty and the Noteholders hereby expressly acknowledge the existence of the Lenders' Guaranty.

          Section 3.4. Additional Guarantors. Additional Persons may become "Subsidiary Guarantors" hereunder by executing and delivering to a then existing Creditor a guaranty by which such Person has become a guarantor of the Notes or Loans pursuant to the terms of the Credit Agreement or the Note Purchase Agreement. Accordingly, upon the execution and delivery of any such copy of the guaranty by any such Person, such Person shall, thereinafter become a "Subsidiary Guarantor" for all purposes of this Agreement.

          Section 3.5. Additional Lenders. Additional Persons may become "Lenders" hereunder, provided that any such Person shall sign an acknowledgement in the form of Exhibit A attached hereto, by which such Person agrees to be bound by the terms of this Agreement and such Person shall deliver to the Company for distribution to each of the then existing Creditors a copy of such acknowledgement so executed.

SECTION 4.   MISCELLANEOUS.

          Section 4.1. Entire Agreement. This Agreement represents the entire Agreement among the Creditors and, except as otherwise provided, this Agreement may not be altered, amended or modified except in a writing executed by all the parties to this Agreement.

          Section 4.2. Notices. Notices hereunder shall be given to the Creditors at their addresses as set forth in the Note Purchase Agreement or the Credit Agreement, as the case may be, or at such other address as may be designated by each in a written notice to the other parties hereto.

          Section 4.3. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the Creditors and their respective successors and assigns, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by any future holder or holders of any Subject Obligations, and the term "Creditor" shall include any such subsequent holder of Subject Obligations, wherever the context permits.

          Section 4.4. Consents, Amendment, Waivers. All amendments, waivers or consents of any provision of this Agreement shall be effective only if the same shall be in writing and signed by all of the Creditors.

          SECTION 4.5. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                                         Intercreditor Agreement


          Section 4.6. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one Agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

          Section 4.7. Sale of Interest. No Creditor will sell, transfer or otherwise dispose of any interest in the Subject Obligations unless such purchaser or transferee shall agree, in writing, to be bound by the terms of this Agreement.

          Section 4.8. Severability. In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

          Section 4.9. Expenses. In the event of any litigation to enforce this Agreement, the prevailing party shall, if not reimbursed by the Company, be entitled to its reasonable attorney's fees (including the allocated costs of in-house counsel).

         Section 4.10. Term of Agreement. This Agreement shall terminate when all Subject Obligations are paid in full and such payments are not subject to any possibility of revocation or rescission or until all of the parties hereto mutually agree in a writing to terminate this Agreement.

                                                         Intercreditor Agreement




          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.


                                             [VARIATION]


                                             By
                                               Name_____________________________
                                               Title____________________________

                                                         Intercreditor Agreement



          The undersigned hereby acknowledge and agree to the foregoing
Agreement.


                                             [VARIATION]


                                             By
                                               Name_____________________________
                                               Title____________________________

                         EXECUTION BY ADDITIONAL LENDER


          The undersigned hereby acknowledges and agrees to the foregoing Agreement and executes and delivers this Agreement and agrees to become a party thereto with all the rights, benefits and obligations of a Lender (as defined in the Agreement) all as of the date hereof __________, ______.

          The undersigned Lender has entered into the following facility with the Company [insert description of debt facility of the Company] which is guaranteed by a Subsidiary Guarantor pursuant to [insert description of guaranty agreement].


                                             [LENDER]


                                             By ______________________________
                                                Its









                                    EXHIBIT A
                          (to Intercreditor Agreement)

                    DESCRIPTION OF OPINION OF SPECIAL COUNSEL
                                 TO THE COMPANY


                                December __, 2001



To the Purchasers named on
the attached Schedule



Ladies and Gentlemen:

         We have acted as counsel to Otter Tail Corporation, a Minnesota corporation (the "Company"), in connection with the transactions contemplated by that certain Note Purchase Agreement (the "Note Purchase Agreement") dated as of December 1, 2001 between the Company and you relating to the issuance and sale by the Company on the date hereof of $90,000,000 aggregate principal amount of the Company's 6.63% Senior Notes due 2011 (the "Notes"). This opinion is being delivered to you pursuant to Section 4.4(a) of the Note Purchase Agreement. Capitalized terms used herein, except as otherwise specifically defined herein, are used with the same meaning as defined in the Note Purchase Agreement.

         In connection with this opinion, we have examined the following documents:

                   (a) The Restated Articles of Incorporation of the Company, as amended, certified by the Secretary of State of the State of Minnesota (the "Articles");

                   (b) The Restated Bylaws of the Company, as amended, certified by its Secretary (the "Bylaws");

                   (c) Resolutions of the Board of Directors of the Company adopted on October 22, 2001 (the "Resolutions"), certified by the Secretary of the Company;

                   (d)     An executed copy of the Note Purchase Agreement;

                   (e)     An executed copy of the Notes;

                   (f) An executed copy of the Guaranty Agreement dated as of December 1, 2001 (the "Guaranty Agreement"), entered into by each of the Subsidiary Guarantors; and

                   (g) The other documents delivered in connection with the closing of the sale of the Notes on the date hereof.


                                 Exhibit 4.4(a)
                          (to Note Purchase Agreement)

         We also have examined such other documents and reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion.

         In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and, except for the opinions given in paragraph (iv) below, that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinion, we have relied upon certificates of officers of the Company and of public officials.

         Our opinions expressed below as to certain factual matters are qualified as being limited "to our knowledge" or by other words to the same or similar effect. Such words, as used herein, mean that prior to or during the course of this firm's representation of the Company in connection with the specific transactions contemplated by the Note Purchase Agreement, no contrary information came to the attention of Gary L. Tygesson, Timothy S. Hearn or Molly
E. Joseph, the attorneys in our firm who have principally represented the Company in connection with the transactions contemplated by the Note Purchase Agreement. In rendering such opinions, we have not conducted any independent investigation of the Company, consulted with other attorneys in our firm with respect to the matters covered thereby, or reviewed any of our prior files involving the Company. Finally, no inference as to our knowledge with respect to the factual matters upon which we have so qualified our opinions should be drawn from the fact of our representation of the Company.

         Based on the foregoing, we are of the opinion that:

                   (i) The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Minnesota, has the corporate power and the corporate authority to execute and perform the Note Purchase Agreement and to issue the Notes and has the corporate power and the corporate authority to conduct the activities in which it is now engaged, as described in the Memorandum, and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary, except where the failure to be so licensed or so to qualify or to be in good standing would not result in a Material Adverse Effect.

                  (ii) The Note Purchase Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms.


                                   E 4.4(a)-2

                 (iii) The Notes have been duly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

                  (iv) The Guaranty Agreement constitutes a legal, valid and binding agreement of each of the Subsidiary Guarantors named as a party thereto, enforceable against such Subsidiary Guarantor in accordance with its terms.

                   (v) No prior approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any Minnesota, New York or federal governmental authority is required to be obtained or made by the Company in connection with the execution and delivery of the Note Purchase Agreement or the Notes, except such as have been obtained or made.

                  (vi) Neither the issuance and sale of the Notes nor the execution, delivery and performance by the Company of the Note Purchase Agreement and the Notes (a) conflicts with or results in any breach of any of the provisions of or constitutes a default under or results in the creation or imposition of any lien or encumbrance upon any of the property of the Company pursuant to (1) the provisions of the Articles or Bylaws or (2) any indenture, mortgage, lease, agreement, instrument, license, permit, order, judgment or decree known to us by which the Company is bound or to which its properties and assets are subject, except for any such conflict, breach, default, lien or encumbrance which would not result in a Material Adverse Effect, or (b) results in the contravention of any law, rule or regulation as to which the Company or its properties or assets or any thereof are subject.

                 (vii) Assuming the accuracy and performance of, and compliance with, the representations, warranties and agreements of the Company and you in the Note Purchase Agreement, the issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Purchase Agreement do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

                (viii) The issuance of the Notes and the use of the proceeds of the sale of the Notes in accordance with the provisions of and contemplated by the Note Purchase Agreement do not violate or conflict with Regulation T, U or X of the Board of Governors of the Federal Reserve System.

                  (ix) The Company is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act of 1940, as amended.

         The opinions set forth above are subject to the following qualifications and exceptions:

                   (a) Our opinions above are subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer, statutes of limitation or


                                   E 4.4(a)-3
         other similar laws and judicial decisions affecting or relating to the rights of creditors generally.

                   (b) Our opinions above are subject to the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, estoppel, election of remedies and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law). In addition, the availability of specific performance, injunctive relief, the appointment of a receiver or other equitable remedies is subject to the discretion of the tribunal before which any proceeding therefor may be brought.

                   (c) We express no opinion as to the enforceability of provisions in the Note Purchase Agreement to the extent it contains obligations of the Company to pay any prepayment premium, default interest rate or other form of liquidated damages if the payment of such premium, interest rate or damages may be construed as unreasonable in relation to the actual damages or disproportionate to actual damages suffered by the Purchaser as a result of such prepayment or default.

                   (d) We express no opinion as to the enforceability of any Bank Credit Agreement which may be deemed to be incorporated by reference into the Note Purchase Agreement pursuant to Section 10.7 of the Note Purchase Agreement or as to the effect such incorporation may have on the enforceability of the Note Purchase Agreement, the Notes or the Guaranty Agreement.

                   (e) Our opinion in paragraph (iv) above as to the Guaranty Agreement is subject to the defenses available to a guarantor under applicable law.

                   (f) We express no opinion as to the validity, binding effect or enforceability of any provision of the Note Purchase Agreement or the Guaranty Agreement related to choice of law, forum selection or submission to jurisdiction (including, without limitation, any express or implied waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York.

         The opinions expressed above are limited to the laws of the States of Minnesota and New York and the federal laws of the United States and we express no opinion as to the laws of any other jurisdiction.

         The foregoing opinions are being furnished to you solely for your benefit and the benefit of your successors and assigns and may not be relied upon by, nor may copies be delivered to, any other person without our prior written consent.

                                                          Very truly yours,


                                   E 4.4(a)-4

                    DESCRIPTION OF OPINION OF GENERAL COUNSEL
                                 OF THE COMPANY


                                December __, 2001
To the Purchasers named on
the attached Schedule


Ladies and Gentlemen:


         I have acted as in-house counsel to Otter Tail Corporation, a Minnesota corporation (the "Company"), in connection with the transactions contemplated by that certain Note Purchase Agreement (the "Note Purchase Agreement") dated as of December 1, 2001 between the Company and you relating to the issuance and sale by the Company on the date hereof of $90,000,000 aggregate principal amount of the Company's 6.63% Senior Notes due 2011 (the "Notes"). This opinion is being delivered to you pursuant to Section 4.4(b) of the Note Purchase Agreement. Capitalized terms used herein, except as otherwise specifically defined herein, are used with the same meaning as defined in the Note Purchase Agreement.

         In connection with this opinion, I have examined the following documents:

                   (a) The Articles or Certificate of Incorporation of the Company, each of the Subsidiary Guarantors and each of the Subsidiaries;

                   (b) The Bylaws of the Company, each of the Subsidiary Guarantors and each of the Subsidiaries;

                   (c) Resolutions of the Board of Directors of each of the Subsidiary Guarantors;

                   (d)     An executed copy of the Note Purchase Agreement;

                   (e)     An executed copy of the Notes;

                   (f) An executed copy of the Guaranty Agreement dated as of December 1, 2001, entered into by each of the Subsidiary Guarantors (the "Guaranty Agreement"); and

                   (g) The other documents delivered in connection with the closing of the sale of the Notes on the date hereof.

         I also have examined such other documents and reviewed such questions of law as I have considered necessary and appropriate for the purposes of this opinion.



                                 EXHIBIT 4.4(b)
                          (to Note Purchase Agreement)

         In rendering my opinions set forth below, I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures (other than the signatures of officers of the Company and the Subsidiary Guarantors) and the conformity to authentic originals of all documents submitted to me as copies. I also have assumed the legal capacity for all purposes relevant hereto of all natural persons (other than officers of the Company and Subsidiary Guarantors) and, with respect to all parties to agreements or instruments relevant hereto other than the Company and Subsidiary Guarantors, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to my opinion, I have relied upon representations and certificates of officers and other employees of the Company (known by me to have authority to make such representations and certifications on behalf of the Company) and its Subsidiaries and certificates of public officials.

         Based on the foregoing, I am of the opinion that:

                   (i) Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly licensed or qualified and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary, except where failure to be so licensed or so to qualify or to be in good standing would not result in a Material Adverse Effect; and all of the issued and outstanding shares of capital stock of each Subsidiary have been duly issued, are fully paid and non-assessable and are owned by the Company, by one or more Subsidiaries, or by the Company and one or more Subsidiaries.

                  (ii) No prior approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any North Dakota governmental authority is required to be obtained or made by the Company in connection with the execution and delivery of the Note Purchase Agreement or the Notes, except such as have been obtained or made.

                 (iii) No prior approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any Minnesota, North Dakota or federal governmental authority is required to be obtained or made by the Subsidiary Guarantors in connection with the execution and delivery of the Guaranty Agreement, except such as have been obtained or made.

                  (iv) Each of the Subsidiary Guarantors has the corporate power and authority and is duly authorized to enter into and perform all of its obligations under the Guaranty Agreement and the Guaranty Agreement has been duly authorized, executed and delivered by each of the Subsidiary Guarantors.



                                   E-4.4(B)-2

                   (v) The execution, delivery and performance by each of the Subsidiary Guarantors of the Guaranty Agreements does not (a) conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any lien or encumbrance upon any of the property of the Company or any Subsidiary Guarantor pursuant to (1) the provisions of the Articles of Incorporation or Bylaws of the Company or any Subsidiary Guarantor or
         (2) any indenture, mortgage, lease, agreement, instrument, license, permit, order, judgment or decree by which the Company or any Subsidiary Guarantor is bound or to which their properties and assets are subject, except for any such conflict, breach, default, lien or encumbrance which would not result in a Material Adverse Effect, or (b) result in the contravention of any law, rule or regulation as to which the Company or any Subsidiary Guarantor is or their properties or assets or any thereof are subject.

                  (vi) There is no litigation pending or, to the best of my knowledge, threatened which in my opinion could reasonably be expected to have a Material Adverse Effect on the Company or any Subsidiary or which would impair the ability of the Company to issue and deliver the Notes or to comply with the provisions of the Note Purchase Agreement or of any Subsidiary Guarantor to comply with the provisions of the Guaranty Agreement.

         The opinions expressed above are limited to the laws of the States of Minnesota and North Dakota and the federal laws of the United States and I express no opinion as to the laws of any other jurisdiction.

         The foregoing opinions are being furnished to you solely for your benefit and the benefit of your successors and assigns and may not be relied upon by, nor may copies be delivered to, any other person without my prior written consent.

                                    Very truly yours,



                                    George A. Koeck
                                    General Counsel and Corporate Secretary



                                   E-4.4(B)-3

                    DESCRIPTION OF OPINION OF SPECIAL COUNSEL
                                TO THE PURCHASERS

         The closing opinion of Chapman and Cutler, special counsel to the Purchasers, called for by Section 4.4(b) of the Note Purchase Agreement, shall be dated the date of the Closing and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers and shall be to the effect that:

                    1. The Company is a corporation, validly existing and in good standing under the laws of the State of Minnesota and has the corporate power and the corporate authority to execute and deliver the Note Purchase Agreements and to issue the Notes.

                    2. The Note Purchase Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                    3. The Notes have been duly authorized by all necessary corporate action on the part of the Company, and the Notes being delivered on the date hereof have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                    4. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Purchase Agreement do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

         The opinion of Chapman and Cutler shall also state that the opinions of Dorsey & Whitney LLP and General Counsel of the Company are each satisfactory in scope and form to Chapman and Cutler and that, in their opinion, the Purchasers are justified in relying thereon.


                                 EXHIBIT 4.4(c)
                          (to Note Purchase Agreement)

Otter Tail Corporation                                   Note Purchase Agreement

         In rendering the opinion set forth in paragraph 1 above, Chapman and Cutler may rely solely upon an examination of the Articles of Incorporation certified by, and a certificate of good standing of the Company from, the Secretary of State of the State of Minnesota, the By-laws of the Company and the general business corporation law of the State of Minnesota. The opinion of Chapman and Cutler is limited to the laws of the State of New York, the general business corporation law of the State of Minnesota and the Federal laws of the United States.
With respect to matters of fact upon which such opinion is based, Chapman and Cutler may rely on appropriate certificates of public officials and officers of the Company and upon representations of the Company and the Purchasers delivered in connection with the issuance and sale of the Notes.




                                   E-4.4(c)-2